Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-271504
PROSPECTUS SUPPLEMENT
SFL CORPORATION LTD.
DIVIDEND REINVESTMENT PLAN
10,000,000 Common Shares, $0.01 Par Value
We are an international ship owning and chartering company with a large and diverse asset base across the maritime, shipping and offshore asset classes and business sectors. With this prospectus supplement, we are offering you the opportunity to participate in our Dividend Reinvestment Plan, or the “Plan.” The Plan allows our existing shareholders to increase their holdings of our common shares and gives new investors an opportunity to make an initial investment in our common shares.
PLAN HIGHLIGHTS
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If you are an existing shareholder, you may purchase additional common shares by reinvesting all or a portion of the dividends paid on your common shares and by making optional cash investments of not less than $100 each and up to a maximum of $10,000 per month. In some instances, we may permit optional cash investments in excess of this maximum.

•
If you are a new investor, you may join the Plan by making an initial investment of not less than $250 and up to a maximum of $10,000. In some instances, we may permit initial investments in excess of this maximum.

•	As a participant in the Plan, you may authorize electronic deductions from your bank account for optional cash investments.
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We may offer discounts ranging from 0% to 5% on optional and initial cash investments that are made pursuant to a request for waiver (i.e., on investments that are in excess of $10,000). At our discretion the discount may be offered at variable rates on one, all or a combination of the sources of investments or not at all.

Investing in our common shares involves risks. You should consider certain risk factors before enrolling in the Plan. See “Risk Factors” on page S-4 of this prospectus supplement and the documents incorporated herein by reference for more information. We suggest you retain this prospectus supplement for future reference.
Our common shares are listed on the New York Stock Exchange under the symbol “SFL.” The last reported sales price of our common shares on November 20, 2025 was $8.10.
NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus supplement is November 21, 2025.

TABLE OF CONTENTS
Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT		S-1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS		S-1
RISK FACTORS		S-4
ENFORCEMENT OF CIVIL LIABILITIES		S-6
WHERE YOU CAN FIND ADDITIONAL INFORMATION		S-6
THE COMPANY		S-8
DESCRIPTION OF THE PLAN		S-8
1.	What is the Plan?	S-8
2.	What features does the Plan offer?	S-8
3.	Who is the Plan Administrator and what does the Plan Administrator do?	S-9
4.	How do I contact the Plan Administrator?	S-9
5.	How do I enroll in the Plan if I am an existing shareholder and my common shares are registered in my name?	S-10
6.	My shares are held in “street name.” How do I enroll in the Plan if I am an existing shareholder and my common shares are registered in the name of my broker, bank or other nominee?	S-10
7.	How do I enroll if I am not currently a shareholder?	S-10
8.	What are the fees associated with participation?	S-11
9.	What are my options for additional cash investments once I am enrolled in the Plan?	S-11
10.	What are my reinvestment options?	S-12
11.	Request for Waiver for Optional Monthly Cash Investments and Initial Investments in Excess of $10,000	S-13
12.	Purchases and Pricing of Common Shares Purchased Pursuant to a Request for Waiver	S-13
13.	Pricing Period Extension Feature	S-14
14.	When are dividends paid?	S-14
15.	When does the Plan Administrator purchase common shares?	S-15
16.	How does the Plan Administrator purchase the common shares?	S-15
17.	At what price will the Plan Administrator purchase the common shares?	S-16
18.	May I enroll, view my account information, and execute transactions online?	S-16
19.	What kind of reports will I receive as a participant in the Plan?	S-17
20.	Will I receive share certificates for my Plan shares?	S-17
21.	Can I deposit share certificates for safekeeping?	S-17
22.	How do I sell my Plan shares?	S-17
23.	How do I discontinue participation in the Plan?	S-18
24.	What happens if I sell or transfer all the common shares registered in my name and held by me?	S-19
25.	How do I transfer shares or give them as gifts?	S-19
26.	What happens if we declare a dividend payable in common shares or declare a stock split?	S-19
27.	How will my common shares held by the Plan Administrator be voted at meetings of shareholders?	S-19
28.	Limitation of Liability	S-20
USE OF PROCEEDS		S-20
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES		S-20
PLAN OF DISTRIBUTION		S-22
EXPENSES		S-23
EXPERTS		S-23
LEGAL MATTERS		S-23

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Base Prospectus

ABOUT THIS PROSPECTUS	ii
PROSPECTUS SUMMARY	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	5
RISK FACTORS	9
USE OF PROCEEDS	10
CAPITALIZATION	11
ENFORCEABILITY OF CIVIL LIABILITIES	12
DESCRIPTION OF SHARE CAPITAL	13
DESCRIPTION OF DEBT SECURITIES	17
DESCRIPTION OF WARRANTS	24
DESCRIPTION OF PURCHASE CONTRACTS	25
DESCRIPTION OF RIGHTS	26
DESCRIPTION OF UNITS	27
PLAN OF DISTRIBUTION	28
EXPENSES	30
LEGAL MATTERS	31
EXPERTS	31
WHERE YOU CAN FIND ADDITIONAL INFORMATION	31

ii

ABOUT THIS PROSPECTUS SUPPLEMENT
You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find Additional Information” in this prospectus supplement and in the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of the registration statement on Form F-3ASR that we have filed with the U.S. Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the Commission. You may find the registration statement, including exhibits, on the Commission’s website at www.sec.gov. See “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.
Unless specifically noted otherwise in this prospectus supplement, all references to “we,” “us,” “our,” or the “Company” refer to SFL Corporation Ltd. and its subsidiaries.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and in the accompanying prospectus.
We are not making an offer to sell our common shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations, and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf, to subscribe for and purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus supplement and the accompanying prospectus, and the documents that we have filed with the Commission that are incorporated by reference into this prospectus supplement and the accompanying prospectus, may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement pursuant to this safe harbor legislation. This prospectus supplement, and the accompanying prospectus, and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance and are not intended to give any assurance as to future results. When used in this prospectus supplement, and the accompanying prospectus, the words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “will,” “may,” “should,” “expect,” “targets,” “likely,” “would,” “could” “seeks,” “continue,” “possible,” “might,” “pending” and similar expressions, terms or phrases may identify forward-looking statements.

The forward-looking statements herein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated. In addition to these important factors and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to:
•	the strength of world economies and currencies;
•	inflationary pressures and central bank policies intended to combat overall inflation and rising interest rates and foreign exchange rates;
•	our ability to generate cash to service our indebtedness;
•	our ability to continue to satisfy our financial and other covenants, or obtain waivers relating to such covenants from our lenders under our credit facilities;
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the availability of financing and refinancing, as well as our ability to obtain such financing or refinancing in the future to fund capital expenditures, acquisitions and other general corporate activities and our ability to comply with the restrictions and other covenants in our financing arrangements;

•	our counterparties’ ability or willingness to honor their obligations under agreements with us;
•	general market conditions in the seaborne transportation industry, which is cyclical and volatile, including fluctuations in charter hire rates and vessel values;
•	prolonged or significant downturns in the tanker, dry-bulk carrier, container, car carrier and/or offshore drilling charter markets;
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the volatility of oil and gas prices, which effects, among other things, several sectors of the maritime, shipping and offshore industries, including oil transportation, dry bulk shipments, oil products transportation, car transportation and drilling rigs;

•	a decrease in the value of the market values of our vessels and drilling rigs;
•	an oversupply of vessels, including drilling rigs, which could lead to reductions in charter hire rates and profitability;
•	any inability to retain and recruit qualified key executives, key employees, key consultants or skilled workers;
•	the potential difference in interests between or among certain of our directors, officers, key executives and shareholders, including Hemen Holding Limited, our largest shareholder;
•	the risks associated with the purchase of second-hand vessels;
•	the aging of our fleet which could result in increased operating costs, impairment or loss of hire;
•	the adequacy of insurance coverage for inherent operational risks, and our ability to obtain indemnities from customers, changes in laws, treaties or regulations;
•	changes in supply and generally the number, size and form of providers of goods and services in the markets in which we operate;
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the supply of and demand for oil and oil products and vessels, including drilling rigs, comparable to ours, including against the background of the possibility of accelerated climate change transition worldwide, including shifts in consumer demand for other energy resources could have an accelerated negative effect on the demand for oil and thus its transportation and drilling;

•
changes in market demand in countries which import commodities and finished goods and changes in the amount and location of the production of those commodities and finished goods and resulting changes to trade patterns;

•	delays or defaults by the shipyards in the construction of our newbuildings;
•	technological innovation in the sectors in which we operate and quality and efficiency requirements from customers;
•	technology risk associated with energy transition and fleet/systems rejuvenation to alternative propulsions;
•	risks associated with potential cybersecurity or other privacy threats and data security breaches;
•
our ability to comply with, and the expected cost of, governmental regulations and maritime self-regulatory organization standards, including new environmental regulations and standards, as well as standard regulations imposed by our charterers applicable to our business;

•	governmental laws and regulations, including environmental regulations, that add to our costs or the costs of our customers;
•	potential liability from safety, environmental, governmental and other requirements and potential significant additional expenditures related to complying with such regulations;
•	the impact of increasing scrutiny and changing expectations from investors, lenders, charterers and other market participants with respect to our Environmental, Social and Governance practices;
•	increased inspection procedures and more restrictive import and export controls;
•
the imposition of sanctions by the Office of Foreign Assets Control of the Department of the U.S. Treasury or pursuant to other applicable laws or regulations imposed by the U.S. government, the EU, the United Nations or other governments against us or any of our subsidiaries;

•	compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery;
•	changes in our operating expenses, including bunker prices, drydocking and insurance costs;
•	fluctuations in currencies and interest rates such as NIBOR and SOFR;
•	the impact that any discontinuance, modification or other reform or the establishment of alternative reference rates may have on our floating interest rate debt instruments;
•	the volatility of prevailing spot market charter rates, which effects the amount of profit-sharing payment we receive under our charters;
•	the volatility of the price of our common shares;
•	changes in our dividend policy;
•	the future sale of our common shares;
•	the failure to protect our information security management system against security breaches, or the failure or unavailability of these systems for a significant period of time;
•	the entrance into transactions that expose us to additional risk outside of our core business;
•	difficulty managing planned growth properly;
•	our incorporation under the laws of Bermuda and the different rights to relief that may be available compared to other countries, including the United States;
•	shareholders’ reliance on us to enforce our rights against contract counterparties;
•	dependence on the ability of our subsidiaries to distribute funds to satisfy financial obligations and make dividend payments;
•	the potential for shareholders to not be able to bring a suit against us or enforce a judgment obtained against us in the United States;

•	treatment of the Company as a “passive foreign investment company” by U.S. tax authorities;
•	being required to pay taxes on U.S. source income;
•	our operations being subject to economic substance requirements;
•	the exercise of a purchase option by the charterer of a vessel;
•	potential liability from future litigation, including litigation related to claims raised by public-interest organizations or activism with regard to failure to adapt or mitigate climate impact;
•	increased cost of capital or limiting access to funding due to EU Taxonomy or relevant territorial taxonomy regulations;
•	the arresting or attachment of one or more of our vessels or rigs by maritime claimants;
•	damage to storage, receiving and other shipping inventories’ facilities;
•	impacts of supply chain disruptions and market volatility;
•
the impact of restrictions on trade, including the imposition of new tariffs, port fees and other import restrictions by the United States on its trading partners and the imposition of retaliatory tariffs by China and the EU on the United States, and potential further protectionist measures and/or further retaliatory actions by others, including the imposition of tariffs or penalties on vessels calling in key export or import ports such as the United States, EU and/or China;

•	potential requisition of our vessels or rigs by a government during a period of war or emergency; and
•
world events, political instability, international sanctions or international hostilities, including the war between Russia and Ukraine and developments in the Middle East, including vessel attacks in the Red Sea and Israel-Iran conflict, which has resulted in disruptions in international shipping routes.

This prospectus supplement, and any registration statement, may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the Commission, in other information sent to our security holders, and in other written materials. We also caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus supplement, and any registration statement, whether as a result of new information, future events or otherwise, except as required by law.
This prospectus supplement does not need to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda, or the Companies Act, pursuant to provisions incorporated therein following the enactment of the Companies and Partnerships (Electronic Registry) Amendment Act 2020. Such provisions state that Part III of the Companies Act shall not apply to any exempted company under the Companies Act. We are an exempted company under the Companies Act.
RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risks and the discussion of risks under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus or in our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on March 17, 2025, and the documents we have incorporated by reference in this prospectus supplement or the accompanying prospectus, including the section entitled “Risk Factors” in future annual reports that summarize the risks that may materially affect our business before making an investment in our securities. Please see the section in this prospectus supplement entitled “Where You Can Find Additional Information.”

Risks Related to the Plan
Investing in our common shares may involve a high degree of risk. Investors in our common shares may experience losses, volatility and poor liquidity, and we may reduce our dividends in a variety of circumstances.
An investment in our common shares may involve a high degree of risk, particularly when compared to other types of investments. Risks related to the economy, the financial markets, our industry, our investing activity, our other business activities, our financial results, the amount of dividends we distribute, the manner in which we conduct our business and the way we have structured and limited our operations could result in a reduction in, or the elimination of, the value of our common shares. The level of risk associated with an investment in our common shares may not be suitable for the risk tolerance of many investors. Investors may experience volatile returns and material losses. In addition, the trading volume of our common shares (i.e., its liquidity) may be insufficient to allow investors to sell their common shares when they want to or at a price they consider reasonable.
Our earnings, cash flows, book value, and dividends can be volatile and difficult to predict. Investors in our common shares should not rely on our estimates, projections or predictions, or on management’s beliefs about future events. In particular, the sustainability of our earnings and our cash flows will depend on numerous factors, including our level of investment activity, our access to debt and equity financing, the returns we earn, the amount and timing of credit losses, the expense of running our business and other factors, including the risk factors described herein and in our most recent Annual Report on Form 20-F filed with the Commission. As a consequence, although we seek to pay a regular common share dividend rate that is sustainable, we may reduce our regular dividend rate, or stop paying dividends, in the future for a variety of reasons. We may not provide public warnings of dividend reductions prior to their occurrence. Changes to the amount of dividends we distribute may result in a reduction in the value of our common shares.
The actual price paid for shares acquired under the Plan may be higher than the price determined using the Market Price formula under the Plan.
Your taxable income attributable to discounts received under the Plan may be based on the value of our common shares as of the investment date, which value may differ from the “Current Market Price” determined under the Plan and may differ from the value of our common shares on the dividend payment date or the date you elect to make an optional purchase under the Plan.
You will not know the price of the common shares you are purchasing under the Plan at the time you authorize the investment or elect to have your dividends reinvested.
At the time you authorize the investment or elect to have your dividends reinvested, the price of our common shares will not be known and may fluctuate between the time you decide to purchase common shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision.
Computershare Trust Company, N.A., or the “Plan Administrator”, administers the Plan. If you instruct the Plan Administrator to sell common shares under the Plan, you will not be able to direct the time or price at which your common shares are sold. The price of our common shares may decline between the time you decide to sell common shares and the time of actual sale.
If you decide to withdraw from the Plan, the Plan Administrator will continue to hold your common shares unless you request a certificate for whole shares.
We may amend, suspend or terminate the Plan at any time.
Under the Plan, we reserve the right to amend, suspend or terminate the Plan at any time, but any such action shall not have retroactive effect that would prejudice the interests of Plan participants. We will send written notice to participants of any amendment, suspension or termination. Any material amendment of the Plan may be subject to the prior approval of the New York Stock Exchange and, to the extent applicable, any other stock exchange on which the common shares may from time to time be listed and posted for trading. If the Plan is terminated, the Plan Administrator will remit to participants shares registered in their name for whole common shares, together with the proceeds from the sale of any fractions of common shares. If the Plan is suspended, subsequent dividends on common shares will be paid in cash.

ENFORCEMENT OF CIVIL LIABILITIES
There is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.
In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, may not be entertained by a Bermuda court to the extent it is contrary to Bermuda public policy. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, may not be available under Bermuda law or enforceable in a Bermuda court, to the extent they are contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violations of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus supplement with the Commission. This prospectus supplement is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Commission on Form F-3ASR and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement through the Commission’s website.
Further information about our Company is available on our website at www.sflcorp.com. The information on our website does not constitute a part of, as is not incorporated by reference into, this prospectus supplement.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the Commission before all of the securities offered by this prospectus supplement are sold will also be considered to be part of this prospectus supplement and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
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The Company’s Report of Foreign Private Issuer on Form 6-K, filed with the Commission on April 3, 2025, May 9, 2025, May 9, 2025, May 14, 2025, May 15, 2025, August 19, 2025, September 11, 2025, November 12, 2025 and November 12, 2025;

•
The Company’s Annual Report on Form 20-F for the year ended December 31, 2024, filed with the Commission on March 17, 2025, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•	Form 8-A12B, filed with the Commission on May 26, 2004, registering the Company’s common shares under Section 12(b) of the Exchange Act, and any amendment filed thereto.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and current reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.
You may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference to this prospectus supplement by writing or telephoning us at the following address:
SFL Corporation Ltd.
Par-la-Ville Place, 4th Floor
14 Par-la-Ville Road
Hamilton HM 08, Bermuda
Tel: 1 800-715-6374
Email: ir@sflcorp.com
Attn: Investor Relations
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the New York Stock Exchange, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

THE COMPANY
We are SFL Corporation Ltd., a Bermuda-based company incorporated in Bermuda on October 10, 2003, as a Bermuda exempted company under the Bermuda Companies Act of 1981 (Company No. EC-34296). We are engaged primarily in the ownership and operation of vessels and offshore related assets, and also involved in the charter, purchase and sale of assets. Our registered and principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda, and our telephone number is +1 (441) 295-9500.

We operate through subsidiaries and branches located in Bermuda, Canada, Cyprus, Liberia, Namibia, Norway, Singapore, the United Kingdom and the Marshall Islands.

The information above concerning us is only a summary and does not purport to be comprehensive or complete. For additional information about us, you should refer to the information described in “Where You Can Find Additional Information” in this prospectus.
DESCRIPTION OF THE PLAN
1.	What is the Plan?
Our Dividend Reinvestment Plan, or the Plan, enables new investors to make an initial investment in our common shares and existing investors to increase their holdings of our common shares. Participants can purchase our common shares with optional monthly cash investments and/or cash dividends. Enrollment in the Plan is voluntary and may not be available to investors in certain countries. Investors holding their shares outside of the United States will be required to transfer their shares to a U.S. registry prior to participation in the Plan. Each participant is responsible for reviewing the applicable laws of his or her country of residence prior to enrolling in the Plan.
The Plan is designed for long-term investors who wish to invest and build their share ownership over time. The Plan is not intended to provide holders of common shares with a mechanism for generating assured short-term profits through rapid turnover of shares acquired at a discount. The Plan’s intended purpose precludes any person, organization or other entity from establishing a series of related accounts for the purpose of conducting arbitrage operations and/or exceeding the optional monthly cash investment limit.
We reserve the right to modify, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with its intended purpose.
2.	What features does the Plan offer?
Initial investment. If you are not an existing shareholder, you may make an initial investment in our common shares, starting with as little as $250 and up to a maximum of $10,000. See “7. How do I enroll if I am not currently a shareholder?” below for more information.
Optional monthly cash investments. Once you are enrolled in the Plan, you can buy our common shares and pay fees and commissions lower than those typically charged by stockbrokers for small transactions. You can increase your holdings of our common shares through optional monthly cash investments of $100 or more, up to a maximum of $10,000 per month. You may make optional monthly cash investments by check or electronically with deductions from your personal bank account — either in a single transaction or automatically each month. If you wish to make optional monthly cash investments in excess of $10,000 in any month or an initial investment in excess of $10,000, see “9. What are my options for additional cash investments once I am enrolled in the Plan?” below for more information.
Automatic dividend reinvestment. You can also increase your holdings of our common shares through automatic reinvestment of your cash dividends. You will also be credited with dividends on fractions of common shares you hold in the Plan. You can elect to reinvest all or a portion of your dividends. You can receive, electronically or by check, any portion of dividends not reinvested by you. See “5. How do I enroll in the Plan if I am an existing shareholder and my common shares are registered in my own name?” and “10. What are my reinvestment options?” below for more information.

Share safekeeping. You can deposit your share certificate representing common shares for safekeeping with the Plan Administrator. See “21. Can I deposit share certificates for safekeeping?” below for more information.
Automated transactions. You can execute many of your Plan transactions on-line. See “18. May I enroll, view my account information, and execute transactions online?” below for more information.
Refer to “8. What are the fees associated with participation?” below for details on fees charged for these transactions and services.
3.	Who is the Plan Administrator and what does the Plan Administrator do?
Computershare Trust Company, N.A. (“Computershare”) is the Plan Administrator. The Plan Administrator, as designated agent for each participating shareholder, administers the Plan, keeps records, sends statements of account activity to each participant and performs other duties relating to the Plan. The Plan Administrator holds for safekeeping the common shares purchased for you together with common shares forwarded by you to the Plan Administrator for safekeeping until termination of your participation in the Plan or receipt of your request for a certificate for all or part of your common shares. Common shares purchased under the Plan and held by the Plan Administrator will be registered in the Plan Administrator’s name or the name of its nominee, as your agent. In the event that the Plan Administrator should resign or otherwise cease to act as agent, we will appoint a new administrator to administer the Plan.
The Plan Administrator also acts as dividend disbursing agent, transfer agent and registrar for our common shares.
We and the Plan Administrator will not be liable in administering the Plan for any act done in good faith or as required by applicable securities laws or for any good faith omission to act including, without limitation, any claim or liability arising out of failure to terminate your account upon your death, or with respect to the prices at which common shares are purchased for your account and the times when such purchases are made or with respect to any fluctuation in the market value after purchase or sale of common shares. Neither we nor the Plan Administrator shall have any duties, responsibilities or liabilities except such as are expressly set forth in the Plan.
4.	How do I contact the Plan Administrator?
If you have questions regarding the Plan, please write to the Plan Administrator at the following address:
Computershare Trust Company, N.A.
P.O. Box 43006
Providence, RI 02940-3006
Or call the Plan Administrator at:
1-800-301-3489 if you are inside the United States or Canada (toll free),
1-201-680-6578 if you are outside the United States or Canada, or
1-800-368-0328 for the hearing impaired (TDD).
An automated voice response system is available 24 hours a day, 7 days a week. Customer service representatives are available from 9:00 a.m. to 7:00 p.m., Eastern Time, Monday through Friday (except holidays).

Include your name, address, daytime telephone number, Account Number and reference SFL Corporation Ltd. on all written correspondence.
In addition, you may visit the Computershare website at www.computershare.com/investor. At this website, you can enroll in the Plan, obtain information, and perform certain transactions on your Plan account via Investor Center.
5.	How do I enroll in the Plan if I am an existing shareholder and my common shares are registered in my name?
If you already own our common shares and the common shares are registered in your name, you may participate in the Plan immediately. You may participate by choosing to reinvest all or part of your quarterly dividend, if any, or by making an additional cash investment. Please see “9. What are my options for additional cash investments once I am enrolled in the Plan?” below for details regarding optional monthly cash investments and “10. What are my reinvestment options?” below for details regarding the different reinvestment elections you may make under the Plan. You can enroll online through Investor Center at www.computershare.com/investor or by requesting, completing and returning an enrollment form to the Plan Administrator in the envelope provided. Your participation will begin promptly after your authorization is received. Once you have enrolled, your participation continues automatically until either you elect to withdraw from the Plan or the Plan is terminated by us.
If you need to obtain an enrollment package, contact the Plan Administrator at 1-800-301-3489 if you are inside the United States or Canada, 1-201-680-6578 if you are outside the United States or Canada, or 1-800-368-0328 for the hearing impaired (TDD). While there is no cost to enroll in the Plan, please refer to “8. What are the fees associated with participation?” for more information on purchase, reinvestment and sale fees, and other expenses.
6.	My shares are held in “street name.” How do I enroll in the Plan if I am an existing shareholder and my common shares are registered in the name of my broker, bank or other nominee?
If your common shares are registered in the name of a broker, bank or other nominee, you should contact that institution and discuss with it whether it can arrange for you to participate in the Plan. If the broker, bank or other nominee cannot arrange for you to participate in the Plan, you should arrange for the broker, bank or other nominee to register in your name the number of common shares that you want to participate in the Plan or have the common shares electronically transferred into your own name through the Direct Registration System. You can then enroll in the Plan, as described in “5. How do I enroll in the Plan if I am an existing shareholder and my common shares are registered in my name?” above. Alternatively, if you do not want to re-register your common shares, you can enroll in the Plan in the same way as someone who is not currently a shareholder, as described in “7. How do I enroll if I am not currently a shareholder?” below. However, even if you enroll in the Plan by making an investment as described in “7. How do I enroll if I am not currently a shareholder?”, any existing common shares that are not registered in your name will not be able to participate in the Plan.
7.	How do I enroll if I am not currently a shareholder?
If you do not currently own any of our common shares (or you are an existing shareholder that is not enrolled in the Plan and your common shares are not registered in your name), you can participate by making an initial cash investment through the Plan for as little as $250 and up to a maximum of $10,000. Your initial investment can be made using one of the following options:
Via on-line enrollment through Investor Center at
www.computershare.com/investor and:
opening your account on-line with your initial investment of $250 or more by making a one-time online individual electronic investment from your U.S. checking or savings account; or

Via the Enrollment Form and:
submitting it to the Plan Administrator and making one payment (minimum of $250) by check payable to SFL Corporation Ltd./Computershare.
If you need to obtain an enrollment form, contact the Plan Administrator at 1-800-301-3489.
Please refer to “8. What are the fees associated with participation?” for more information on enrollment, purchase, reinvestment and sale fees, and other expenses.
8.	What are the fees associated with participation?
You will not be charged an enrollment fee if you enroll in the Plan in the manner described in “5. How do I enroll in the Plan if I am an existing shareholder and my common shares are registered in my name?”
You will not be charged an enrollment fee if you enroll in the Plan by having your broker, bank or other nominee make arrangements for you to participate in the Plan as described in “6. My shares are held in “street name.” How do I enroll in the Plan if I am an existing shareholder and my common shares are registered in the name of my broker, bank or other nominee?” However, you will be responsible for any costs incurred in connection with such arrangement and any fees charged by your broker, bank or other nominee.
You will be charged a $10.00 enrollment fee if you enroll in the Plan by making an initial cash investment as described in ”7. How do I enroll if I am not currently a shareholder?”
Once enrolled in the Plan, you will be charged a fee of 5% of any dividend reinvested under the Plan up to a maximum of $5.00. You will be charged a $5.00 processing fee for each optional additional cash investment made through the Plan by check as described in “9. What are my options for additional cash investments once I am enrolled in the Plan?”.
If you choose to make any payments to the Plan electronically through your bank account, you will be charged a $3.50 processing fee for one-time online individual electronic investment, and a $2.00 processing fee for each recurring monthly deduction made from your bank account for optional additional cash investments. You will also be responsible for any other costs your bank may charge in connection with deductions from or payments made to your bank account.
For all shares purchased through the plan from open market sources you will be charged a fee of $0.05 per share purchased. This fee includes any brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share processing fee.
If you request that your common shares that are subject to the Plan shall be sold, you will receive the proceeds less a service fee and per share processing fees. Please see “22. How do I sell my Plan shares?” for information relating to the sale of common shares that are subject to the Plan and associated fees for selling through the Plan. If you choose to sell your common shares that are subject to the Plan through a stockbroker of your choice, you will be responsible for any fees or costs your broker may charge in connection with the transfer of your common shares to such stockbroker and applicable stock transfer taxes.
A $35.00 fee will be assessed for any check or bank debit that is returned for insufficient funds. We can change the fee structure of the Plan at any time.
9.	What are my options for additional cash investments once I am enrolled in the Plan?
Once you are enrolled in the Plan, you may purchase additional common shares through optional cash investments, regardless of whether dividends are being reinvested. Optional cash investments may not be less than $100, and the total of all optional cash investments submitted by an individual shareholder may not exceed $10,000 in any month, unless a waiver has been requested and granted as described in “11. Request for Waiver for Optional Monthly Cash Investments and Initial Investments in Excess of $10,000.” The $100 minimum applies only to optional cash investments by existing Plan participants. New investors or existing shareholders making an initial investment in order to enroll in the Plan as described in “6. My shares are held in “street name.” How do I enroll in the Plan if I am an existing shareholder and my common shares are registered in the name of my broker, bank or other nominee?” and “7. How do I enroll if I am not currently a shareholder?” must make an initial investment of not less than $250. There is no obligation either to make an optional cash investment or to invest the same amount of cash for each investment.

Check. You may make optional monthly cash investments by sending a check to the Plan Administrator payable to SFL Corporation Ltd. / Computershare. To facilitate processing of your investment, please use the transaction stub attached to your Plan statement. Mail your investment and transaction stub to the address specified on the stub. The Plan Administrator will not accept cash, traveler’s checks, money orders or third party checks for optional cash purchases. Please see “8. What are the fees associated with participation?” above for all other applicable Plan fees.
One-Time and Automatic Monthly Withdrawals. If you already own common shares and are enrolled in the Plan and want to make additional monthly purchases, you can also authorize automatic monthly deductions from your bank account by completing a Direct Debit Authorization Form, or by enrolling online after you access your account through Investor Center at www.computershare.com/investor. This feature enables you to make ongoing investments in an amount that is comfortable for you, without having to write a check. The amounts you have authorized will be withdrawn from your bank account on the 25th day of each month, or the next business day if the 25th is not a business day. You can also make individual automatic deductions from your bank account through Investor Center. You will be responsible for all processing fees and any other costs your bank may charge in connection with deductions from your bank account. Please see “8. What are the fees associated with participation?” above for all applicable Plan fees.
In the event that any check or other deposit is returned unpaid for any reason or your pre-designated bank account does not have sufficient funds for an automatic debit, the Plan Administrator will consider the request for investment of that purchase null and void. The Plan Administrator will immediately remove from your account any shares already purchased in anticipation of receiving those funds and will sell such shares. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance. There is a $35.00 charge for any check, electronic funds transfer or other deposit that is returned unpaid by your bank. This fee will be collected by the Plan Administrator through the sale of the number of shares from your Plan account necessary to satisfy the fee.
Please see “23. How do I discontinue participation in the Plan?” for information on discontinuing participation in the Plan.
10.	What are my reinvestment options?

•
If you elect “Full Dividend Reinvestment,” you direct the Plan Administrator to apply toward the purchase of additional common shares all your cash dividends on all the common shares then or subsequently registered in your name, together with any optional monthly cash investments. Under this option, the Plan operates so as to reinvest dividends on a cumulative basis until you instruct otherwise, you withdraw from the Plan or the Plan is terminated.

•
If you elect “Partial Dividend Reinvestment,” you direct the Plan Administrator to pay you in cash on a specified number of shares and to apply your remaining dividends toward the purchase of additional common shares, together with any optional monthly cash investments.

•
If you elect for “Optional Cash Investments Only,” you will continue to receive cash dividends on all of your common shares registered in your name in the usual manner, but the Plan Administrator will apply any optional monthly cash investment received to the purchase of additional common shares under the Plan.

You may change your investment options by contacting the Plan Administrator. Please see “4. How do I contact the Plan Administrator?” for contact details.
A shareholder whose common shares are registered in the name of a broker, bank or other nominee must make arrangements to have the broker, bank or other nominee participate on their behalf or register in the shareholder’s name the number of common shares he or she wants to participate in the Plan or have the common shares electronically transferred into your own name through the Direct Registration System. Please see “6. My shares are held in “street name”. How do I enroll in the Plan if I am an existing shareholder and my common shares are registered in the name of my broker, bank or other nominee?” for more information.

11.	Request for Waiver for Optional Monthly Cash Investments and Initial Investments in Excess of $10,000
General
If you want to make optional monthly cash investments in excess of $10,000 in any month or an initial investment in excess of $10,000, you must receive our written approval. To obtain our written approval, you must submit a request for waiver form. You can obtain a request for waiver form by contacting us at 1-800-715-6374 and upon completion, send it to us at SFL Corporation Ltd., c/o SFL Management AS, Bryggegata 3, P.O. Box 1327 Vika, 0112 Oslo, Norway. We have the sole discretion to approve or refuse any request to make an optional monthly cash investment or initial investment in excess of the maximum amount and to set the terms of any such optional monthly cash investment or initial investment.
If we approve your request for waiver, we will notify you promptly. In deciding whether to approve a request for waiver, we will consider relevant factors, including, but not limited to, the following:
•	whether the Plan is then acquiring newly issued common shares directly from us or acquiring common shares in the open market or in privately negotiated transactions from third parties;
•	our need for additional funds;
•	the attractiveness of obtaining additional funds through the sale of common shares as compared to other sources of funds;
•	the purchase price likely to apply to any sale of common shares;
•	the shareholder submitting the request;
•	the extent and nature of the shareholder’s prior participation in the Plan;
•	the number of common shares held of record by the shareholder; and
•	the aggregate number of optional monthly cash investments and initial investments in excess of $10,000 for which requests for waiver have been submitted by all existing shareholders and new investors.
If requests for waiver are submitted for an aggregate amount in excess of the amount we are then willing to accept, we may honor such requests in order of receipt, pro rata or by any other method that we determine to be appropriate. We may determine, in our discretion, the maximum amount that an existing shareholder or new investor may invest pursuant to the Plan or the maximum number of common shares that may be purchased pursuant to a request for waiver.
12.	Purchases and Pricing of Common Shares Purchased Pursuant to a Request for Waiver
If a request for waiver is approved, the price of common shares purchased pursuant to the request for waiver will be determined using a pricing period of not less than one (1) but not more than ten (10) trading days commencing on a date set by us as the first day of the pricing period. Each of these separate dates will be a “waiver investment date,” or the Waiver Investment Date, and an equal proportion of your optional cash payment or initial investment, as applicable, will be invested on each trading day during such pricing period, subject to the qualifications listed below. The Plan Administrator will apply all good funds received on or before the first business day before the pricing period to the purchase of common shares on the Waiver Investment Date. Funds received after the pricing period begins will be returned to you. For purposes of determining the price per common share on the Waiver Investment Date, the purchase price for shares will be equal to (subject to change as provided below) the consolidated volume weighted average price, rounded to four decimal places, of our common shares obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time, for the applicable Waiver Investment Date. For clarity, this will include the last trade, even if reported after 4:00 p.m. The purchase price on any Waiver Investment Date may be reduced by the waiver discount, if any.

For any pricing period, we may establish a minimum purchase price per common share, referred to as the threshold price, applicable to optional cash investments and initial investments made pursuant to a request for waiver. At least three (3) business days prior to the first day of the applicable pricing period, we will decide whether to establish a threshold price, and if so, its amount. We will notify the Plan Administrator as to the amount of the threshold price, if any. We will make this determination at our discretion after a review of current market conditions, the level of participation in the Plan and our need for additional funds.
If a threshold price is established for any pricing period, it will be fixed as the consolidated volume weighted average price, rounded to four decimal places, of our common shares as obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m., Eastern time, for each trading day of such pricing period. In the event that the threshold price is not satisfied for a trading day in the pricing period, then that trading day will be excluded from the pricing period. In addition, we will exclude from the pricing period any trading day in which no trades of common shares are made on the New York Stock Exchange.
In addition, a portion of each optional monthly cash investment or initial investment made pursuant to a request for waiver will be returned for each trading day of a pricing period in which the threshold price is not satisfied or for each trading day in which no trades of our common shares are reported on the New York Stock Exchange. The amount returned will be equal to a pro rata portion of the amount of the optional cash investment or initial investment (not just the amount in excess of $10,000) for each trading day that the threshold price is not satisfied or in which no trades of our common shares are reported. For example, for a five-day pricing period, if the threshold price is not satisfied or no trades of our common shares are reported for one of the five trading days in the pricing period, then 1/5 (or 20%) of the optional cash investment or initial investment will be returned without interest.
The establishment of the threshold price and the possible return of a portion of an optional cash investment or initial investment applies only to optional cash investments and initial investments made pursuant to a request for waiver. Setting a threshold price for a pricing period will not affect the setting of a threshold price for a subsequent pricing period. We may waive our right to set a threshold price for any pricing period. Neither we nor the Plan Administrator is required to provide you with any written notice as to the threshold price for any pricing period. You may contact us at 1-800-715-6374 to find out if a threshold price has been fixed or waived for any given pricing period.
For each pricing period, we may establish a discount from the market price applicable to optional cash investments and initial investments made pursuant to a request for waiver. This waiver discount, if any, will range from 0% to 5% of the purchase price and may vary for each pricing period. The waiver discount, if any, will be established at our sole discretion after a review of current market conditions, the level of participation in the Plan, the attractiveness of obtaining additional funds through the sale of our common shares as compared to other sources of funds and our need for additional funds. You may obtain information regarding the maximum waiver discount, if any, by contacting us at 1-800-715-6374. Setting a waiver discount for a particular pricing period will not affect the setting of a waiver discount for any subsequent pricing period. The waiver discount will apply to the entire optional cash investment or initial investment made pursuant to a waiver and not just the portion in excess of $10,000. The discount, if any, will not apply to reinvested dividends, or initial investments or optional cash investments that are not made pursuant to a request for waiver.
We will only establish a threshold price or waiver discount for common shares that are purchased directly from us.
13.	Pricing Period Extension Feature
We may elect to activate for any particular pricing period the pricing period extension feature, which will provide that the initial pricing period will be extended by the number of days that the threshold price is not satisfied, or on which there are no trades of our common shares reported by the New York Stock Exchange, subject to a maximum of five trading days. If we elect to activate the pricing period extension feature and the threshold price is satisfied for any additional day that has been added to the initial pricing period, that day will be included as one of the trading days for the pricing period in lieu of the day on which the threshold price was not met or trades of our common shares were not reported. For example, if the determined pricing period is 10 days, and the threshold price is not satisfied for three out of those 10 days in the initial pricing period, and we had previously announced at the time of the request for waiver acceptance that the pricing period extension feature was activated, then the pricing period will automatically be extended, and if the threshold price is satisfied on the next three trading days (or a subset thereof), then those three days (or a subset thereof) will become investment days in lieu of the three days on which the threshold price was not met. As a result, because there were 10 trading days during the initial and extended pricing period on which the threshold price was satisfied, all of the optional cash purchase will be invested.
14.	When are dividends paid?
Our policy is to declare dividends to shareholders in the sole discretion of our board of directors. We may, in our sole discretion, defer to a later date if necessary or advisable under applicable securities laws our sale to the Plan Administrator of common shares to be purchased with reinvested dividends. Under Bermuda law, we may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (a) we are, or would after the payment be, unable to pay our liabilities as they become due; or (b) the realizable value of our assets would thereby be less than our liabilities.

Only shareholders who own our common shares as of the record date for any declared dividend will be entitled to receive the dividend payment. Record dates for the payment of dividends will normally precede the payment dates by approximately ten (10) to twenty (20) business days.
In the unlikely event that, due to unusual market conditions, the Plan Administrator is unable to invest the dividends within 30 days, the Plan Administrator will remit the dividends to you by check.
The payment of dividends on our common shares is solely at the discretion of our board of directors. There is no guarantee that we will pay dividends in the future. Please see the documents incorporated into this prospectus supplement for a more detailed discussion of our dividend policy, which may be amended or eliminated at any time, and the risks relating to dividends.
15.	When does the Plan Administrator purchase common shares?
Initial and Additional Cash Investments. Upon receipt of funds in an amount equal to or less than $10,000, the Plan Administrator will invest initial and additional cash investments twice every month on the 15th and the final business day of the month, or the next business day if the 15th is not a business day. For months when a dividend is payable, the reinvestment of the dividends will be on the dividend payment date. Common shares will be posted to your account in whole and fractional shares immediately upon settlement, usually within three business days. You will receive a confirmation of your transaction by paper statement at the postal address you give us when you enroll in the Plan. In the unlikely event that, due to unusual market conditions, the Plan Administrator is unable to invest the non-waiver optional cash funds within 30 days, the Plan Administrator will return the funds to you by check. No interest will be paid on funds held by the Plan Administrator pending investment. Please see “9. What are my options for additional cash investments once I am enrolled in the Plan?” for information on automatic monthly withdrawal.
Optional cash investments must be sent so that the Plan Administrator receives the payment at least three (3) business days prior to the investment date to ensure the Plan Administrator receives good funds. Funds received less than (3) business days prior the investment date will be held for investment on the next investment date.
Optional cash investments received by the Plan Administrator will be returned to you upon your written request if such request is received by the Plan Administrator no later than two (2) business days prior to the first day of the pricing period. Please see “17. At what price will the Plan Administrator purchase the common shares?” for information on the pricing period.
Dividend Reinvestment. If you enroll prior to the record date for a dividend payment, your election to reinvest dividends will begin with that dividend payment. If you enroll on or after any such record date, reinvestment of dividends will begin on the dividend payment date following the next record date if you are still a shareholder of record. Record dates for payment of dividends will normally precede payment dates by ten (10) to twenty (20) business days.
Common shares are purchased for the Plan on specified dates or during specified periods. As a result, you do not have any control over the price at which common shares are purchased for your account, and you may pay a higher purchase price then if you had purchased or sold the common shares outside of the Plan. You bear the risk of fluctuations in the price of our common shares. No interest is paid on funds held by the Plan Administrator pending their investment. All optional monthly cash investments, including the initial cash investment, are subject to collection by the Plan Administrator of the full face value in U.S. funds.
16.	How does the Plan Administrator purchase the common shares?
We may, in our sole discretion, instruct the Plan Administrator to purchase all or a portion of the common shares in connection with the distribution of common shares purchased pursuant to reinvestment of dividends or any initial or optional monthly cash investment directly from us at the “Current Market Price” (as defined below under “17. At what price will the Plan Administrator purchase the common shares?”).
If we do not instruct the Plan Administrator to purchase common shares directly from us, the Plan Administrator may purchase common shares in the open market or in negotiated transactions, and may be subject to such terms with respect to price, delivery and other terms as agreed to by the Plan Administrator. In connection with purchases in the open market or in negotiated transactions, neither we nor any Plan participant shall have any authorization or power to direct the time or price at which common shares may be so purchased, or the selection of the broker or dealer through or from whom purchases are to be made.
Common shares will be allocated and credited to participants’ accounts as follows: (1) common shares purchased from us will be allocated and credited on the appropriate investment date; and (2) common shares purchased in market transactions will be allocated and credited as of the date on which the Plan Administrator completes the purchases of the aggregate number of common shares to be purchased. Depending on our election, participants may be credited with common shares purchased from us, common shares purchased in market transactions or a combination of both.

The method used by the Plan Administrator will impact the price at which your common shares are purchased (see “17. At what price will the Plan Administrator purchase the common shares?”).
The amount of common shares to be purchased for your account depends on the amount of your dividend and/or initial or optional monthly cash investment and the purchase price of the common shares. Your account will be credited with that number of common shares, including fractions computed up to six decimal places, equal to the amount you invest divided by the purchase price per common share. You will be credited for dividends on fractions of shares.
17.	At what price will the Plan Administrator purchase the common shares?
If we direct the Plan Administrator to purchase common shares directly from us, the purchase price will be the average of the high and low sales prices, rounded up to six decimal places, of our common shares as reported on the New York Stock Exchange on the date the shares are purchased. If the Plan Administrator purchases common shares in market transactions, the “Current Market Price” is defined as the weighted average of the actual price paid for common shares purchased by the Plan Administrator.
If the Plan Administrator purchases common shares in market transactions, the Plan Administrator will generally batch purchase types (dividend and optional cash investments) for separate execution by the Plan Administrator’s broker. The Plan Administrator may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in the shares, the Plan Administrator’s broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of the common shares purchased for each participant’s account, whether purchased with reinvested dividends, with initial cash investments or with optional cash, shall be the weighted average price of the specific batch for such shares purchased by the Plan Administrator’s broker on that investment date. The “Current Market Price” is defined as the weighted average of the actual price paid for common shares purchased by the Plan Administrator for each specific batch.
We, in our sole discretion, may change or eliminate the dividend reinvestment discount or the optional or initial cash investment discount, if any. As of the date of this prospectus supplement, there is no optional or initial cash payment discount.
If you request a waiver and we approve it, your initial investment may exceed $10,000. For a description of the purchase price of common shares pursuant to an approved waiver, see “12. Purchases and Pricing of Common Shares Purchased Pursuant to a Request for Waiver”.
18.	May I enroll, view my account information, and execute transactions online?
Investor Center is a Web-enabled real-time service, available 24 hours a day, 7 days a week. This service provides shareholders of record with the ability to:
•	enroll in the Plan;
•	make optional cash investments;
•	request sale of common shares;
•	obtain stock power forms;
•	view account status and account transactions;
•	perform address changes;
•	request share certificates;
•	request duplicate statements;
•	view-print-request form 1099; and
•	view certificate, book-entry and dividend payment history.
Technical assistance and help if you have forgotten your password are available Monday through Friday, between 9:00 a.m. and 7:00 p.m., Eastern Standard Time, at 1-800-301-3489.
To access Investor Center, please visit the Computershare website at www.computershare.com/investor.

19.	What kind of reports will I receive as a participant in the Plan?
Unless you participate in the Plan through a broker, bank or nominee, the Plan Administrator will send a transaction notice confirming the details of any initial and optional cash investment you make within ten (10) business days. When you participate in the dividend reinvestment feature, you will receive a quarterly statement of your account. If you do not reinvest dividends and have no additional purchase or sale transactions, you will receive, at minimum, an annual notification of your holdings of common shares in your Plan account.
The Plan Administrator will send a statement following any sale activity in your account. In this statement you will receive a check and a statement with information regarding the trade such as sale price, shares sold, net dollars and taxes, if any.
You should keep these statements as they contain important information regarding the tax basis for common shares purchased pursuant to the Plan and the gain for common shares sold.
You can request copies of statements by contacting the Plan Administrator via an online request or by telephone. In addition, you will receive copies of other communications sent to holders of common shares, including our annual and other reports to our shareholders, the notice of annual meeting and proxy statement in connection with our annual meeting of shareholders and Internal Revenue Service information for reporting dividends paid.
20.	Will I receive share certificates for my Plan shares?
Each purchase of common shares through the Plan is credited to your Plan account. Your account statement will show the number of common shares, including any fractional shares, credited to your account. You will not receive a certificate for your Plan shares unless you request one. You can request a certificate for some or all of your whole shares from the Plan Administrator at any time. There is a fee for certificate issuance. Certificates for fractional shares are never issued.
Your account under the Plan will be maintained in the name or names in which your shares were registered at the time you entered the Plan. Consequently, certificates for whole shares will be similarly registered when issued.
21.	Can I deposit share certificates for safekeeping?
You can at any time, including when you first enroll, deposit share certificates registered in your name with the Plan Administrator for safekeeping, at no cost to you.
Safekeeping protects your share certificates against loss, theft or accidental destruction and also provides a convenient way for you to keep track of your common shares. Only share certificates held in safekeeping may be sold through the Plan.
If you own common shares in certificate form, you may deposit your certificates for those shares free of charge with the Plan Administrator. Certificates should be mailed unsigned and properly insured by USPS registered mail or by any track-able delivery service to the address under “4. How do I contact the Plan Administrator?”

22.	How do I sell my Plan shares?
You may request that the Plan Administrator sell your shares using any of the methods described below.
Market Order
A market order is a request to sell our common shares promptly at the current market price. Market order sales are only available at www.computershare.com/investor, through Investor Center, or by calling the Plan Administrator directly at 1-800-301-3489. Market order sale requests received at www.computershare.com/investor, through Investor Center, or by telephone will be placed promptly upon receipt during market hours (normally 9:30 a.m. to 4:00 p.m. Eastern time). Any orders received outside of market hours will be submitted to the Plan Administrator’s broker on the next day the market is open. Sales proceeds will equal the market price of the sale obtained by the Plan Administrator’s broker, net of taxes and fees. The Plan Administrator will use commercially reasonable efforts to honor requests by participants to cancel market orders placed outside of market hours. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call the Plan Administrator directly at 1-800-301-3489. If your market order sale was not filled and you still want the shares to be sold, you will need to re-enter the sale request. The price shall be the market price of the sale obtained by the Plan Administrator’s broker, less a service fee of $25.00 and a processing fee of $0.12 per share* sold.

Batch Order
A batch order is an accumulation of all sale requests for our common shares submitted together as a collective request. You can sell shares by batch order by completing and returning the form located on the back of your Dividend Reinvestment Plan statement. Batch orders are submitted on each market day, assuming there are sale requests to be processed. Sale instructions for batch orders received by the Plan Administrator will be processed no later than five business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. All sale requests received in writing will be submitted as batch order sales. In every case of a batch order sale, the price shall be the weighted average sale price obtained by the Plan Administrator’s broker, less a service fee of $25.00 and a processing fee of $0.12 per share* sold.
Day Limit Order
A day limit order is an order to sell our common shares when and if they reach a specific trading price on a specific day. The order is automatically cancelled if the price is not met by the end of that day (or, for orders placed after market hours, the next day the market is open). Depending on the number of our common shares being sold and the current trading volume in the shares, such an order may only be partially filled, in which case the remainder of the order will be cancelled. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-301-3489. A service fee of $25.00 and a processing fee of $0.12 per share sold will be deducted from the sale proceeds.
Good-Til-Cancelled (“GTC”) Limit Order
A GTC limit order is an order to sell our common shares when and if the shares reach a specific trading price at any time while the order remains open (generally up to 30 days). Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and over more than one day. If shares trade on more than one day, a separate fee will be charged for each such day. The order (or any unexecuted portion thereof) is automatically cancelled if the trading price is not met by the end of the order period. The order may be cancelled by the applicable stock exchange, by the Plan Administrator at its sole discretion or, if the Plan Administrator’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the Plan Administrator directly at 1-800-301-3489. A service fee of $25.00 and a processing fee of $0.12 per share* sold will be deducted from the sale proceeds.
General:
*All per share fees include any brokerage commissions the Plan Administrator is required to pay. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. All sales requests processed over the telephone by a customer service representative entail an additional fee of $15.00. Fees are deducted from the proceeds derived from the sale. The Plan Administrator may, under certain circumstances, require a transaction request to be submitted in writing. Please contact the Plan Administrator to determine if there are any limitations applicable to your particular sale request.
Alternatively, you may choose to sell your Plan shares through a stockbroker of your choice, in which case you would have to request that the Plan Administrator electronically transfer your Plan shares to your stockbroker. You may also request a certificate for your common shares from the Plan Administrator for delivery to your stockbroker prior to settlement of such sale. See “23. How do I discontinue participation in the Plan?” for instructions on how to obtain a certificate.
The price of common shares fluctuates on a daily basis. The price may rise or fall after you submit your request to sell and prior to the ultimate sale of your common shares. The price risk will be borne solely by you. You cannot revoke your request to the Plan Administrator to sell any Plan shares once it is made.
23.	How do I discontinue participation in the Plan?
You may discontinue the reinvestment of your dividends by giving notice to the Plan Administrator by telephone, in writing or by changing your dividend reinvestment option when you access your account over the Internet through Investor Center at www.computershare.com/investor. Please see “4. How do I contact the Plan Administrator?” and “18. May I enroll, view my account information, and execute transactions online?” for contact details. If you discontinue your participation in the Plan, the Plan Administrator will continue to hold your common shares unless you request a certificate for any full shares and a check for any fractional share. In the alternative, you may request that all or part of the common shares credited to your account in the Plan be sold at any time. Please see “22. How do I sell my Plan shares?” for more information.

If your request to discontinue participation in the Plan is received by the Plan Administrator near a dividend record date (record dates normally precede the payment dates by ten (10) to twenty (20) business days), the Plan Administrator, in its sole discretion may either pay such dividend in cash or reinvest it in common shares for your account. The request to discontinue participation in the Plan will then be processed as promptly as possible following such dividend payment date. Any cash payments which you may have sent to the Plan Administrator prior to the request to discontinue participation in the Plan will also be invested on the next investment date unless you expressly request return of that payment in your request to discontinue participation in the Plan and your request to discontinue participation in the Plan is received by the Plan Administrator at least two (2) business days prior to the investment date. All dividends subsequent to such dividend payment date will be paid in cash to you unless and until you re-enroll in the Plan, which you may do at any time.
If you have discontinued participation in the Plan, you can re-enroll in the Plan on-line or by submitting a new enrollment form and complying with all other enrollment procedures. To minimize unnecessary Plan administrative costs and to encourage use of the Plan as a long-term investment vehicle, we reserve the right to deny participation in the Plan to previous participants who we or the Plan Administrator believe have been excessive in their enrollment and discontinuation.
24.	What happens if I sell or transfer all the common shares registered in my name and held by me?
If you dispose of all the common shares registered in your name, including the common shares participating in the Plan, but do not give notice to the Plan Administrator, the Plan Administrator will continue to reinvest the cash dividends on any common shares held in your account under the Plan until the Plan Administrator is otherwise notified.
25.	How do I transfer shares or give them as gifts?
You may obtain information about transferring your shares through the Computershare Transfer Wizard at www.transfermystock.com. The Transfer Wizard will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide.
26.	What happens if we declare a dividend payable in common shares or declare a stock split?
Any shares we distribute as a dividend on all of your common shares (including fractional shares) or upon any split of such shares, will be credited in book entry to your account. In a rights offering, your entitlement will be based upon your total holdings, including those credited to your account under the Plan. Rights applicable to shares credited to your account under the Plan will be sold by the Plan Administrator and the proceeds will be credited to your account under the Plan and applied to the purchase of shares on the next investment date.
If you want to exercise, transfer or sell any portion of the rights applicable to the common shares credited to your account under the Plan, you must request, at least two days prior to the record date for the issuance of any such rights, that a portion of the shares credited to your account be transferred from your account and registered in your name. Except in unusual circumstances, the record date will be approximately ten (10) to twenty (20) business days in advance of the applicable distribution date.
27.	How will my common shares held by the Plan Administrator be voted at meetings of shareholders?
Common shares held by the Plan Administrator for you will be voted as you direct. A proxy card will be sent to you in connection with any annual or special meeting of shareholders, as in the case of shareholders not participating in the Plan. This card will cover all common shares registered in your own name not participating in the Plan as well as all full and fractional shares held by the Plan Administrator for your account or held by the Plan Administrator for safekeeping under the Plan.
As in the case of nonparticipating shareholders, if on a properly signed and returned proxy card, no instructions are indicated by you, all of your common shares — those registered in your own name and those held by the Plan Administrator for your account under the Plan — will be voted in accordance with recommendations of our management, unless otherwise provided. If the proxy card is not returned, or if it is returned unsigned or improperly signed, none of the common shares covered by such proxy card (including those held by the Plan Administrator under the Plan) will be voted.

28.	Limitation of Liability
The Plan provides that neither we nor the Plan Administrator, nor any agent will be liable in administering the Plan, for any act done in good faith or for any omission to act in good faith in connection with the Plan. This limitation includes, but is not limited to, any claims of liability relating to:
•	the failure to terminate your Plan account upon your death or adjudicated incompetence prior to receiving written notice of your death or adjudicated incompetence; or
•	the purchase or sale prices reflected in your Plan account or the dates of purchases or sales of common shares under the Plan; or
•	any loss or fluctuation in the market value of our common shares after the purchase or sale of common shares under the Plan.
The foregoing limitation of liability does not represent a waiver of any rights you may have under applicable securities laws.
USE OF PROCEEDS
The net proceeds we realize from sales of our authorized and unissued common shares pursuant to the Plan will be used for working capital, general corporate purposes, asset purchases, debt repayment and strategic transactions. We do not know either the number of common shares that will be purchased under the Plan or the prices at which the common shares will be sold to participants.
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a discussion of the material United States federal income tax considerations relevant to a U.S. Participant, as defined below, with respect to participation in the Plan and, unless otherwise noted in the following discussion, is the opinion of Seward & Kissel LLP, our United States counsel, insofar as it contains legal conclusions with respect to matters of United States federal income tax law. The opinion of our counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained herein.
This discussion does not purport to deal with the tax consequences of participation in the Plan to all categories of investors, some of which may be subject to special rules, including, without limitation, tax-exempt organizations, qualified retirement plans, individual retirement accounts, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, broker dealers, persons that are subject or elect a market method of accounting, persons whose functional currency is other than the U.S. dollar, persons who sold the common shares as part of a straddle, hedging transaction, conversion transaction, restrictive sale or other arrangement involving more than one position, persons that beneficially own, directly or constructively, 10% or more of our common shares, persons subject to the “base erosion and anti-avoidance” tax, persons required to recognize income for U.S. federal income tax purposes no later than when such income is included on an “applicable financial statement” and persons that hold the common shares other than as a capital asset. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under United States federal, state, local or foreign law of the ownership of common shares. The opinions and statements made herein may be challenged by the United States Internal Revenue Service and, if so challenged, may not be sustained upon review in a court.
The following discussion of United States federal income tax matters is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the United States Department of the Treasury, all of which as are in effect as of the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect. We have not received nor do we intend to seek a private letter ruling from the Internal Revenue Service regarding the Plan.

A “U.S. Participant” means a participant in the Plan that is a United States citizen or resident for United States federal income tax purposes, United States corporation or other United States entity taxable as a corporation, an estate the income of which is subject to United States federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or that has a valid election in place to be treated as a U.S. person.
If a partnership is a participant in the Plan, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership participating in the Plan, you are encouraged to consult your tax advisor.
Tax Consequences of Dividend Reinvestment
In the case of newly-issued common shares acquired from us, a U.S. Participant will be treated as receiving a distribution for United States federal income tax purposes in an amount equal to the fair market value as of the dividend payment date of the common shares purchased with the reinvested dividends. In the case of common shares acquired in market transactions, a U.S. Participant will be treated as receiving a distribution for United States federal income tax purposes in an amount equal to sum of (x) the cash dividend paid by us and (y) the pro rata share of any brokerage trading fees or other related charges paid by us in connection with the Plan Administrator’s purchase of the common shares on behalf of the participant. Those distribution amounts will be the U.S. Participant’s initial tax basis in the common shares purchased. A U.S. Participant’s holding period of those shares will begin on the day following the date of purchase.
The distributions described above will constitute taxable dividend income to a U.S. Participant to the extent of our current and accumulated earnings and profits. Such dividends may be eligible for taxation at reduced rates in the hands of a non-corporate U.S. Participant, provided that we are not a passive foreign investment company for the taxable year during which the dividend is paid or the immediately preceding taxable year (as discussed in detail in “Item 10.E—Taxation—U.S. Taxation—Passive Foreign Investment Company Status and Significant Tax Consequences” in our annual report on Form 20-F for the year ended December 31, 2024, which is incorporated herein by reference), and certain holding period and certain other requirements are satisfied. There is no assurance that any dividends paid on our common shares will be eligible for these reduced rates. Any dividends which are not eligible for these reduced rates will be taxed as ordinary income to a non-corporate U.S. participant. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Participant’s tax basis in his common shares on a dollar-for-dollar basis and thereafter as capital gain.
Tax Consequences of Optional Cash Investments
With respect to newly-issued common shares, a U.S. Participant who elects to invest in additional shares by making optional cash investments will be treated for United States federal income tax purposes as having received a dividend equal to the excess (if any) of (i) the fair market value on the investment date of the common shares purchased, over (ii) the optional cash investments made. A U.S. Participant will not be deemed to have received a dividend with respect to shares acquired by purchases in market transactions, except to the extent of brokerage fees and charges paid to the Plan Administrator by us. A U.S. Participant’s tax basis in the common shares purchased will be equal to the cost paid by the participant in acquiring the stock, plus the amount (if any) treated as a dividend for federal income tax purposes. The U.S. Participant’s holding period for those common shares will begin on the day following the date of purchase.
Any distributions which the participant is treated as receiving would be taxable income or gain or reduce the tax basis in common shares, or some combination of these treatments, under the rules described above under “Tax Consequences of Dividend Reinvestment.”
Tax Consequences of Dispositions
Subject to the passive foreign investment company rules discussed in detail in “Item 10.E—Taxation—U.S. Taxation” in our Annual Report on Form 20-F for the year ended December 31, 2024, which is incorporated herein by reference, a U.S. Participant generally will recognize taxable gain or loss upon a sale, exchange or other disposition of the shares purchased pursuant to the Plan whether the sale or exchange is made at the U.S. Participant’s request, upon withdrawal from the Plan or takes place after withdrawal from or termination of the Plan and, in the case of a fractional share, when the participant receives a cash payment for a fraction of a common share credited to his or her account. The amount of gain or loss will equal the difference between the amount realized by the U.S. Participant from such sale, exchange or other disposition and the U.S. Participant’s tax basis in the common shares. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Participant’s holding period in the common shares is greater than one year at the time of the sale, exchange or other disposition. A U.S. Participant’s ability to deduct capital losses is subject to certain limitations.
A U.S. Participant will not realize any taxable income when he receives certificates for whole shares credited to his account, either upon his request for such certificates or upon withdrawal from or termination of the Plan.

Backup Withholding and Information Reporting
In general, dividend payments and other taxable distributions made within the United States to a U.S. Participant will be subject to information reporting requirements. Such payments will also be subject to backup withholding tax when paid to a non-corporate U.S. Participant who:
•	fails to provide an accurate taxpayer identification number;
•	is notified by the Internal Revenue Service that he has failed to report all interest or dividends required to be shown on his United States federal income tax returns; or
•	in certain circumstances, fails to comply with applicable certification requirements.
If a dividend is subject to backup withholding, the applicable amount will be withheld from the dividend before the dividend is reinvested under the Plan. Backup withholding tax is not an additional tax. Rather, a U.S. Participant generally may obtain a refund of any amounts withheld under backup withholding rules that exceed his United States federal income tax liability by filing a refund claim with the Internal Revenue Service.
Certain Bermuda Tax Considerations
At the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by us or by our shareholders in respect of our common shares. On December 27, 2023, Bermuda enacted the Corporate Income Tax Act (the “CIT Act”). Entities subject to tax under the CIT Act are the Bermuda organized entities and businesses that are constituent parts of multinational groups. A multinational group is defined under the CIT Act as a group with entities in more than one jurisdiction with consolidated revenues of at least EUR 750 million for two out of the last four fiscal years. If Bermuda-organized entities and businesses that are constituent parts of a multinational group are subject to tax under the CIT Act, for taxable years beginning on or after January 1, 2025, Bermuda will impose a 15% corporate income tax, as determined in accordance with and subject to the adjustments set out in the CIT Act (including adjustments in respect of foreign tax credits applicable to the Bermuda organized entities and businesses).
The Minister of Finance in Bermuda has granted us a tax-exempt status until March 31, 2035, under which no income taxes or other taxes (other than duty on goods imported into Bermuda and payroll tax in respect of any Bermuda-resident employees) are payable by us in Bermuda. While we have such tax assurance under the Exempted Undertakings Tax Protection Act 1966 (the “EUTP Act”), the CIT Act applies notwithstanding any assurance given pursuant to the EUTP Act. In the event that our consolidated revenue exceeds the CIT Act thresholds, we may be subject to taxation in Bermuda.
PLAN OF DISTRIBUTION
Subject to the discussion below, we will distribute newly issued common shares sold under the Plan. A Plan Administrator’s registered broker/dealer may assist in the identification of investors and provide other related services but will not be acting as an underwriter with respect to our common shares sold under the Plan. You will pay a per share fee on common shares purchased through the Plan when common shares are being acquired from us or through open market sources. You will also be responsible for other fees and expenses, including a handling fee and brokerage trading fees upon the sale of your common shares that are subject to the Plan. Please see “Description of the Plan” under “8. What are the fees associated with participation.” The common shares are currently listed on the New York Stock Exchange.
In connection with the administration of the Plan, we may be requested to approve investments made pursuant to requests for waiver by or on behalf of existing shareholders and new investors who may be engaged in the securities business.
Persons who acquire our common shares through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act, and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to any such person any rights or privileges other than those to which he, she or it would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of our common shares so purchased. We may, however, accept optional cash investments and initial investments made pursuant to requests for waiver by such persons.

From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any waiver discounts applicable to optional cash investments and initial investments made pursuant to requests for waiver under the Plan. Those transactions may cause fluctuations in the trading volume of our common shares. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of our common shares to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purposes of the Plan.
EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus supplement forms a part, all of which will be paid by us.
SEC registration fee	$11,242
Legal fees and expenses	$35,000
Accounting fees and expenses	$0
Plan administrator fees	$7,500
Miscellaneous	$258
Total	$54,000

EXPERTS
The consolidated financial statements of SFL Corporation Ltd. as of December 31, 2023 and December 31, 2024 and for the years then ended, and the effectiveness of SFL Corporation Ltd.’s internal control over financial reporting as of December 31, 2023 and December 31, 2024 appearing in SFL Corporation Ltd.’s Annual Reports on Form 20-F for the years ended December 31, 2023 and December 31, 2024, respectively, have been audited by Ernst & Young AS, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. The address of Ernst & Young AS is Stortorvet 7, 0155 Oslo, Norway.
LEGAL MATTERS
The validity of the securities offered by this prospectus supplement will be passed upon for us by MJM Limited with respect to matters of Bermuda law. Seward & Kissel LLP has passed upon certain information in the prospectus related to matters of U.S. federal income tax.

PROSPECTUS

SFL CORPORATION LTD.

Through this prospectus, we may periodically offer:

(1)	common shares;

(2)	preferred shares;

(3)	debt securities;

(4)	warrants;

(5)	purchase contracts;

(6)	its rights; and

(7)	its units.

We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
The securities issued and sold under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus. The prices and other terms of the securities issued and sold under this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus.
Our common shares are currently listed on the New York Stock Exchange, or the NYSE, under the symbol “SFL.”

An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 9 of this prospectus and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein before making your investment decision.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2023.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	ii
PROSPECTUS SUMMARY	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	5
RISK FACTORS	9
USE OF PROCEEDS	10
CAPITALIZATION	11
ENFORCEABILITY OF CIVIL LIABILITIES	12
DESCRIPTION OF SHARE CAPITAL	13
DESCRIPTION OF DEBT SECURITIES	17
DESCRIPTION OF WARRANTS	24
DESCRIPTION OF PURCHASE CONTRACTS	25
DESCRIPTION OF RIGHTS	26
DESCRIPTION OF UNITS	27
PLAN OF DISTRIBUTION	28
EXPENSES	30
LEGAL MATTERS	31
EXPERTS	31
WHERE YOU CAN FIND ADDITIONAL INFORMATION	31

ABOUT THIS PROSPECTUS
Unless otherwise indicated, all references to “dollars” and “$” in this prospectus are to, and amounts are presented in, U.S. dollars and financial information presented in this prospectus that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. We have a fiscal year end of December 31.
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we may sell the common shares, preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a registration statement we filed with the Commission and do not contain all the information provided in that registration statement. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find Additional Information.”
Other than in the United States, no action has been taken by us that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Common shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 and the Exchange Control Act of 1972, and related regulations of Bermuda which regulate the sale of securities in Bermuda. In addition, specific, permission is required from the Bermuda Monetary Authority, or the BMA, pursuant to the provisions of the Exchange Control Act of 1972 and related regulations, for all issuances and transfers of securities of Bermuda companies, other than in cases where the BMA has granted a general permission. The BMA in its policy dated June 1, 2005 provides that, where any equity securities, including our common shares, of a Bermuda company are listed on an appointed stock exchange, general permission is given for the issue and subsequent transfer of any securities of such company from and/or to a non-resident of Bermuda, for so long as any equity securities of such company remain so listed. The NYSE is an appointed stock exchange under Bermuda law. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in granting such permission, the BMA accepts no responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus or any prospectus supplement. Neither this prospectus nor any prospectus supplement needs to be filed with the Registrar of Companies in Bermuda in accordance with Part III of the Companies Act 1981 of Bermuda, or the Companies Act, pursuant to provisions incorporated therein following the enactment of the Companies and Partnerships (Electronic Registry) Amendment Act 2020. Such provisions state that Part III of the Companies Act shall not apply to any exempted company under the Companies Act. We are an exempted company under the Companies Act.

ii

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

iii

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
Unless otherwise specified, when used in this prospectus, (i) the terms “SFL Corporation Ltd.,” “SFL,” “Company,” “we,” “us,” and “our” refer to SFL Corporation Ltd. and its subsidiaries.
We use the term deadweight tons, or dwt, in describing the size of vessels. Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. We use the term twenty-foot equivalent units, or “TEU”, in describing container vessels to refer to the number of standard twenty foot containers that the vessel can carry.
The Company

We are an international ship owning and chartering company with a large and diverse asset base across the maritime, shipping and offshore asset classes and business sectors. As of April 28, 2023, our assets consist of nine crude oil tankers, 15 dry bulk carriers, 32 container vessels (including seven leased-in container vessels), three car carriers, one jack-up drilling rig, one ultra-deepwater drilling unit, one chemical tankers, and six oil product tankers, as well as four car carriers under construction and expected for delivery in 2023 and 2024, included in our wholly owned subsidiaries. We also partly own four leased-in container vessels in our associated companies.
Our primary objective is to continue to grow our business through accretive acquisitions across a diverse range of marine and offshore asset classes. In doing so, our strategy is to generate stable and increasing cash flows by chartering our assets primarily under medium to long-term bareboat or time charters.
We own a substantially modern fleet of vessels and rigs. The following table sets forth the fleet that we own or charter-in including those in our associated companies as of April 28, 2023. All of the VLCCs, Suezmax tankers, product tankers and chemical tankers are double-hull vessels.

	Approximate			Lease	Charter Termination
Vessel	Built	Capacity	Flag	Classification*	Date*
VLCCs
Landbridge Wisdom	2020	308,000 Dwt	HK	Leaseback assets	2027	(1)

Suezmaxes
Marlin Santorini	2019	150,000 Dwt	MI	Operating	2026	(9)
Marlin Sicily	2019	150,000 Dwt	MI	Operating	2027	(9)
Marlin Shikoku	2019	150,000 Dwt	MI	Operating	2027	(9)
SFL Albany	2020	160,000 Dwt	MI	Operating	2028	(9)
SFL Fraser	2020	160,000 Dwt	MI	Operating	2028	(9)
SFL Ottawa	2015	160,000 Dwt	MI	Operating	2028	(9)
SFL Thelon	2015	160,000 Dwt	MI	Operating	2028	(9)

Capesize Dry Bulk Carriers
Belgravia	2009	170,000 Dwt	MI	Operating	2025	(1)
Battersea	2009	170,000 Dwt	MI	Operating	2025	(1)
Golden Magnum	2009	180,000 Dwt	HK	Operating	2025	(1)

	Approximate			Lease	Charter Termination
Vessel	Built	Capacity	Flag	Classification*	Date*
Golden Beijing	2010	176,000 Dwt	HK	Operating	2025	(1)
Golden Future	2010	176,000 Dwt	HK	Operating	2025	(1)
Golden Zhejiang	2010	176,000 Dwt	HK	Operating	2025	(1)
Golden Zhoushan	2011	176,000 Dwt	HK	Operating	2025	(1)
KSL China	2013	180,000 Dwt	MI	Operating	2025	(1)

Kamsarmax Dry Bulk Carriers
SFL Yangtze (ex Sinochart Beijing)	2012	82,000 Dwt	HK	n/a	n/a	(2)
SFL Pearl (ex Min Sheng 1)	2012	82,000 Dwt	HK	n/a	n/a	(2)

Supramax Dry Bulk Carriers
SFL Hudson	2009	57,000 Dwt	MI	n/a	n/a	(2)
SFL Yukon	2010	57,000 Dwt	HK	n/a	n/a	(2)
SFL Sara	2011	57,000 Dwt	HK	n/a	n/a	(2)
SFL Kate	2011	57,000 Dwt	HK	n/a	n/a	(2)
SFL Humber	2012	57,000 Dwt	HK	n/a	n/a	(2)

Product Tankers
SFL Trinity	2017	114,000 Dwt	MI	Operating	2024
SFL Sabine	2017	114,000 Dwt	MI	Operating	2024
SFL Puma	2015	115,000 Dwt	MI	Operating	2026	(9)
SFL Tiger	2015	115,000 Dwt	MI	Operating	2026	(9)
SFL Lion	2014	115,000 Dwt	MI	Operating	2027	(9)
SFL Panther	2015	115,000 Dwt	MI	Operating	2027	(9)

Chemical Tankers
SFL Elbe (ex SC Guangzhou)	2008	17,000 Dwt	MI	n/a	n/a	(2)

Container Vessels
MSC Margarita	2002	5,800 TEU	LIB	Sales Type	2024	(1) (5)
MSC Vidhi	2001	5,800 TEU	LIB	Sales Type	2024	(1) (5)
MSC Vaishnavi R.	2002	4,100 TEU	LIB	Sales Type	2025	(1) (7)
MSC Julia R.	2002	4,100 TEU	LIB	Sales Type	2025	(1) (7)
MSC Arushi R.	2002	4,100 TEU	LIB	Sales Type	2025	(1) (7)
MSC Katya R.	2002	4,100 TEU	LIB	Sales Type	2025	(1) (7)
MSC Anisha R.	2002	4,100 TEU	LIB	Sales Type	2025	(1) (7)
MSC Vidisha R.	2002	4,100 TEU	LIB	Sales Type	2025	(1) (7)
MSC Zlata R.	2002	4,100 TEU	LIB	Sales Type	2025	(1) (7)
Asian Ace	2005	1,700 TEU	LIB	Operating	2025
Green Ace	2005	1,700 TEU	LIB	n/a	n/a	(2)
San Felipe	2014	8,700 TEU	MI	Operating	2024
San Felix	2014	8,700 TEU	MI	Operating	2024
San Fernando	2015	8,700 TEU	MI	Operating	2025
San Francisca	2015	8,700 TEU	MI	Operating	2025
Maersk Sarat	2015	9,500 TEU	LIB	Operating	2024
Maersk Skarstind	2016	9,500 TEU	LIB	Operating	2024
Maersk Shivling	2016	9,300 TEU	LIB	Operating	2024
Maersk Phuket	2022	2,500 TEU	LIB	Operating	2029
Maersk Pelepas	2022	2,500 TEU	LIB	Operating	2029
MSC Anna	2016	19,200 TEU	LIB	Direct Financing	2031	(1) (3)
MSC Viviana	2017	19,200 TEU	LIB	Direct Financing	2032	(1) (3)

	Approximate			Lease	Charter Termination
Vessel	Built	Capacity	Flag	Classification*	Date*
Thalassa Axia	2014	14,000 TEU	LIB	Operating	2024	(4) (6)
Thalassa Doxa	2014	14,000 TEU	LIB	Operating	2024	(4) (6)
Thalassa Mana	2014	14,000 TEU	LIB	Operating	2024	(4) (6)
Thalassa Tyhi	2014	14,000 TEU	LIB	Operating	2024	(4) (6)
Cap San Vincent	2015	10,600 TEU	MI	Operating	2024	(1) (4)
Cap San Lazaro	2015	10,600 TEU	MI	Operating	2024	(1) (4)
Cap San Juan	2015	10,600 TEU	MI	Operating	2024	(1) (4)
MSC Erica	2016	19,400 TEU	LIB	Direct Financing	2033	(1) (3)
MSC Reef	2016	19,400 TEU	LIB	Direct Financing	2033	(1) (3)
SFL Maui	2013	6,800 TEU	LIB	Operating	2027	(1) (4)
SFL Hawaii	2014	6,800 TEU	LIB	Operating	2027	(1) (4)
Maersk Zambezi	2020	5,300 TEU	MI	Operating	2028	(1)
Thalassa Patris	2013	14,000 TEU	LIB	Operating	2023	(4)
Thalassa Elpida	2014	14,000 TEU	LIB	Operating	2024	(4)

Car Carriers
SFL Composer	2005	6,500 CEU	LIB	Operating	2023	(4)
SFL Conductor	2006	6,500 CEU	LIB	Operating	2023	(4)
Arabian Sea	2010	4,900 CEU	MI	Operating	2028

Jack-Up Drilling Rig
Linus (ex West Linus)	2014	450 ft	NOR	n/a	n/a	(8)

Ultra-Deepwater Drill Unit
Hercules (ex West Hercules)	2008	10,000 ft	CYP	n/a	n/a	(8)

*	Lease classifications and charter termination dates are as of December 31, 2022.

Key to Flags: HK – Hong Kong, LIB – Liberia, MI – Marshall Islands, NOR – Norway, CYP – Cyprus
Notes:
(1)	Charterer has purchase options or obligations during the term or at the end of the charter.
(2)	Currently employed on a short-term charter or trading in the spot market.
(3)	Vessel chartered-in and out on direct financing leases and included in associated companies.
(4)	Vessel chartered-in as finance leases and out as operating leases.
(5)	The charters in respect of these vessels were extended in 2019 and the lease classification changed from operating leases to sales type leases.
(6)	The charters in respect of these vessels were extended in 2020. The charters for these four vessels were further amended in 2021 removing the 18 months charterer’s extension option.
(7)	The charters in respect of these vessels were extended in 2020 and lease classification changed from operating leases to sales type leases.
(8)
Following redelivery from Seadrill in September 2022, Linus continued to be employed under its long term drilling contract with ConocoPhillips which expires in the fourth quarter of 2028. The harsh environment semi-submersible drilling rig Hercules was employed on a bareboat charter to Seadrill until the end of December 2022, whereupon the rig was redelivered to us. Hercules is expected to commence a new drilling contract with ExxonMobil Canada Ltd. in the second quarter of 2023, after completing its special periodic survey, for a duration of approximately 135 days.

(9)
Charterer has the right to trigger a sale to a third party, at any time after the first year, with net proceeds over an agreed sum to be shared between the charterer and SFL, with profit split on a previously agreed upon basis of calculation.

In addition to the above fleet of vessels and rigs, we also have four newbuilding dual-fuel 7,000 CEU car carriers designed to use liquefied natural gas (“LNG”) under construction and with deliveries expected to take place in 2023 and 2024.
Substantially, all of our owned vessels and rigs as of December 31, 2022 are pledged under mortgages, excluding two 1,700 TEU container vessels, two 2,500 TEU container vessels, one car carrier and two chemical tankers.
Other than our interests in the vessels and drilling units described above, we do not own any material physical properties. We lease office space in Oslo from Seatankers Management Norway AS, in Singapore from Frontline Shipping Singapore Pte Ltd, and in London from Frontline Corporate Services Ltd, all related parties.
Recent and Other Developments

Vessel Sales
On March 31, 2023, we announced that we agreed to sell the two 2008-built chemical tankers, SFL Weser and SFL Elbe, to an unrelated third party. The sales proceeds to SFL are approximately $19.5 million for the debt free vessels. Both vessels have been employed in the spot market the last two years. SFL Weser was delivered in April 2023 and SFL Elbe is expected to be delivered in the second quarter of 2023. A book impairment of approximately $7 million is expected to be recorded in the first quarter of 2023 relating to the sales.
The 2009-built Suezmax tanker Glorycrown, which was announced sold in February 2023, was delivered to its new owner in March 2023. The final sales price of approximately $43.5 million is higher than previously disclosed, and a book gain of approximately $9 million is expected to be recorded in the first quarter of 2023 relating to the sale.
On April 21, 2023, we announced that we sold and delivered the 2010-built Suezmax tanker, Everbright, to an unrelated third party. The net sale proceeds to SFL are approximately $41.1 million, and the vessel was debt free at the end of the first quarter of 2023. A book gain of approximately $6.4 million is expected to be recorded in the second quarter of 2023 as a result of the sale.
Corporate Information

We are SFL Corporation Ltd. a company incorporated under the laws of Bermuda on October 10, 2003, as a Bermuda exempted company under the Companies Act (Company No. EC-34296). We are engaged primarily in the ownership and operation of vessels and offshore related assets, and also involved in the charter, purchase and sale of assets. We operate through our vessel owning and other subsidiaries incorporated in Bermuda, Cyprus, Liberia, Norway, Singapore, the United Kingdom and the Marshall Islands. Our registered and principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda, and our telephone number is +1 (441) 295-9500. We maintain an internet site at https://www.sflcorp.com/. The information contained at our internet site is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.

The information above concerning us is only a summary and does not purport to be comprehensive or complete. For additional information about us, you should refer to the information described in “Where You Can Find Additional Information” in this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Matters discussed in this prospectus, any prospectus supplement and the documents incorporated by reference may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, but are not limited to, statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement pursuant to this safe harbor legislation. This prospectus, and any prospectus supplement, and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance and are not intended to give any assurance as to future results. When used in this prospectus, and any prospectus supplement, the words “believe,” “anticipate,” “intend,” “estimate,” “forecast,” “project,” “plan,” “potential,” “will,” “may,” “should,” “expect,” “targets,” “likely,” “would,” “could” “seeks,” “continue,” “possible,” “might,” “pending” and similar expressions, terms or phrases may identify forward-looking statements.
The forward-looking statements herein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including, without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated. In addition to these important factors and matters discussed elsewhere herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to:

•	the strength of the world economics and currencies;

•	the central bank policies intended to combat overall inflation and rising interest rates and foreign exchange rates;

•	the Company’s ability to generate cash to service its indebtedness;

•	the Company’s ability to continue to satisfy its financial and other covenants, or obtain waivers relating to such covenants from its lenders under its credit facilities;

•
the availability of financing and refinancing, as well as the Company’s ability to obtain such financing or refinancing in the future to fund capital expenditures, acquisitions and other general corporate activities and the Company’s ability to comply with the restrictions and other covenants in its financing arrangements;

•	the Company’s counterparties’ ability or willingness to honor their obligations under agreements with it;

•	general market conditions in the seaborne transportation industry, which is cyclical and volatile, including fluctuations in charter hire rates and vessel values;

•	prolonged or significant downturns in the tanker, dry-bulk carrier, container and/or offshore drilling charter markets;

•
the volatility of oil and gas prices, which effects, among other things, several sectors of the maritime, shipping and offshore industries, including oil transportation, dry bulk shipments, oil products transportation, car transportation and drilling rigs;

•	a decrease in the value of the charter-free market values of the Company’s vessels and drilling units;

•	an oversupply of vessels, including drilling units, which could lead to reductions in charter hire rates and profitability;

•	any inability to retain and recruit qualified key executives, key employees, key consultants or skilled workers;

•
the potential difference in interests between or among certain of the Company’s directors, officers, key executives and shareholders, including Hemen Holding Limited, or Hemen, our largest shareholder;

•	the risks associated with the purchase of second-hand vessels;

•	the aging of the Company’s fleet which could result in increased operating costs, impairment or loss of hire;

•	the adequacy of insurance coverage for inherent operational risks, and the Company’s ability to obtain indemnities from customers, changes in laws, treaties or regulations;

•	changes in supply and generally the number, size and form of providers of goods and services in the markets in which the Company operates;

•
the supply of and demand for oil and oil products and vessels, including drilling rigs, comparable to ours, including against the background of the possibility of accelerated climate change transition worldwide, including shifts in consumer demand for other energy resources could have an accelerated negative effect on the demand for oil and thus its transportation and drilling;

•
changes in market demand in countries which import commodities and finished goods and changes in the amount and location of the production of those commodities and finished goods and resulting changes to trade patterns;

•	delays or defaults by the shipyards in the construction of our newbuildings;

•	technological innovation in the sectors in which we operate and quality and efficiency requirements from customers;

•	technology risk associated with energy transition and fleet/systems rejuvenation to alternative propulsions;

•	governmental laws and regulations, including environmental regulations, that add to our costs or the costs of our customers;

•	potential liability from safety, environmental, governmental and other requirements and potential significant additional expenditures related to complying with such regulations;

•	the impact of increasing scrutiny and changing expectations from investors, lenders, charterers and other market participants with respect to our Environmental, Social and Governance practices;

•	increased inspection procedures and more restrictive import and export controls;

•
the imposition of sanctions by the Office of Foreign Assets Control of the Department of the U.S. Treasury or pursuant to other applicable laws or regulations imposed by the U.S. government, the EU, the United Nations or other governments against the Company or any of its subsidiaries;

•	compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 or other applicable regulations relating to bribery;

•	changes in the Company’s operating expenses, including bunker prices, drydocking and insurance costs;

•
fluctuations in currencies and interest rates and the impact of the discontinuance of the London Interbank Offered Rate for US Dollars, or LIBOR, after June 30, 2023 on any of our debt referencing LIBOR in the interest rate;

•	the volatility of prevailing spot market charter rates, which effects the amount of profit sharing payment the Company receives under charters with Golden Ocean Group Limited and other charters;

•	the volatility of the price of the Company’s common shares;

•	changes in the Company’s dividend policy;

•	the future sale of the Company’s common shares or conversion of the Company’s convertible notes;

•	the failure to protect the Company’s information systems against security breaches, or the failure or unavailability of these systems for a significant period of time;

•	the entrance into transactions that expose the Company to additional risk outside of its core business;

•	difficulty managing planned growth properly;

•	the Company’s incorporation under the laws of Bermuda and the different rights to relief that may be available compared to other countries, including the United States;

•	shareholders’ reliance on the Company to enforce the Company’s rights against contract counterparties;

•	dependence on the ability of the Company’s subsidiaries to distribute funds to satisfy financial obligations and make dividend payments;

•	the potential for shareholders to not be able to bring a suit against the Company or enforce a judgement obtained against the Company in the United States;

•	treatment of the Company as a “passive foreign investment company” by U.S. tax authorities;

•	being required to pay taxes on U.S. source income;

•	the Company’s operations being subject to economic substance requirements;

•	the exercise of a purchase option by the charterer of a vessel or drilling unit;

•	potential liability from future litigation, including litigation related to claims raised by public-interest organizations or activism with regard to failure to adapt or mitigate climate impact;

•	increased cost of capital or limiting access to funding due to EU Taxonomy or relevant territorial taxonomy regulations;

•
the length and severity of the ongoing coronavirus outbreak (“COVID-19”) and governmental responses thereto and the impact on the demand for commercial seaborne transportation and the condition to the financial markets and any noncompliance with the amendments by the International Maritime Organization (“IMO”), the United Nations agency for maritime safety and the prevention of pollution by vessels, (the amendments hereinafter referred to as IMO 2020), to Annex VI to the International Convention for the Prevention of Pollution from Ships, 1973, as modified by the Protocol of 1978 relating thereto, collectively referred to as MARPOL 73/78 and herein as MARPOL, which will reduce the maximum amount of sulfur that vessels may emit into the air and has applied to us since January 1, 2020;

•	the arresting or attachment of one or more of the Company’s vessels or rigs by maritime claimants;

•	damage to storage, receiving and other shipping inventories’ facilities;

•	impacts of supply chain disruptions that began during the COVID-19 pandemic and the resulting inflationary environment;

•	potential requisition of the Company’s vessels or rigs by a government during a period of war or emergency;

•
world events, political instability, international sanctions or international hostilities, including the ongoing conflict between Russia and Ukraine and potential physical disruption of shipping routes as a result thereof; and

•	other important factors described from time to time in the reports filed by the Company with the Commission, including the Annual Report on Form 20-F filed on March 16, 2023.

This prospectus, and any prospectus supplement, may contain assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as forward-looking statements. We may also from time to time make forward-looking statements in other documents and reports that are filed with or submitted to the Commission, in other information sent to our security holders, and in other written materials. We also caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material. We undertake no obligation to publicly update or revise any forward-looking statement contained in this prospectus, and any prospectus supplement, whether as a result of new information, future events or otherwise, except as required by law.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks and the discussion of risks under the heading “Risk Factors” in any applicable prospectus supplement hereto or in our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the Commission on March 16, 2023, and the documents we have incorporated by reference in this prospectus, including the section entitled “Risk Factors” in future annual reports that summarize the risks that may materially affect our business before making an investment in our securities. Please see the section in this prospectus entitled “Where You Can Find Additional Information.”

USE OF PROCEEDS

We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement, which may include general corporate purposes, asset purchases, debt repayment and strategic transactions.

CAPITALIZATION

A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus is a part will include information relating to our capitalization.

ENFORCEABILITY OF CIVIL LIABILITIES

There is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court. The issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.
In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to the public policy of Bermuda. An action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, may not be entertained by a Bermuda court to the extent it is contrary to Bermuda public policy. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, may not be available under Bermuda law or enforceable in a Bermuda court, to the extent they are contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violations of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of the description of our share capital and the material terms of our amended Memorandum of Association and Bye-laws. Because the following is a summary, it does not contain all of the information that you may find useful. For more complete information, you should read the description of share capital and the material terms of our amended Memorandum of Association and Bye-laws contained in our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the Commission on March 16, 2023, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus supplement and that are incorporated by reference herein, together with our amended Memorandum of Association and Bye-laws, copies of which have been filed as exhibits thereto. Please see the section of this prospectus supplement entitled “Where You Can Find Additional Information.”
Purpose

The Memorandum of Association of the Company was previously filed on May 21, 2004 as Exhibit 3.1 to its Registration Statement on Form F-4 (File No. 333-115705) and is incorporated by reference herein.

The purposes and powers of the Company are set forth in Items 6(1) and 7(a) through (h) of its Memorandum of Association and in the Second Schedule of the Companies Act of 1981 of Bermuda. These purposes include exploring, drilling, moving, transporting and refining petroleum and hydro-carbon products, including oil and oil products; acquiring, owning, chartering, selling, managing and operating ships and aircraft; the entering into of any guarantee, contract, indemnity or suretyship to assure, support, secure, with or without the consideration or benefit, the performance of any obligations of any person or persons; and the borrowing and raising of money in any currency or currencies to secure or discharge any debt or obligation in any manner.
The Company’s Bye-laws

At the 2007 Annual General Meeting of the Company, the shareholders voted to amend the Company’s Bye-laws to ensure conformity with recent revisions to the Companies Act 1981 of Bermuda, as amended. These amended Bye-laws of the Company, as adopted by the Company’s shareholders on September 28, 2007, and as further amended on September 20, 2013, September 23, 2016 and September 30, 2022 are hereby incorporated by reference into this prospectus.
Bermuda law permits the Bye-laws of a Bermuda company to contain provisions exempting (except in relation to an allegation of fraud or dishonesty proved against them) from personal liability a director, alternate director, officer, member of a committee authorized under Bye-law 98, resident representative or their respective heirs, executors or administrators to the company from any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof. Bermuda law also grants companies the power generally to indemnify directors, alternate directors and officers of the company and any members authorized under Bye-law 98, resident representatives or their respective heirs, executors or administrators if any such person was or is a party or threatened to be made a party to a threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, alternate director or officer of the company or member of a committee authorized under Bye-law 98, resident representative or their respective heirs, executors or administrators or was serving in a similar capacity for another entity at the company’s request.
The Company’s shareholders have no pre-emptive, subscription, redemption, conversion or sinking fund rights. Shareholders are entitled to one vote for each share held of record on all matters submitted to a vote of the Company’s shareholders. Shareholders have no cumulative voting rights. Shareholders are entitled to dividends if and when they are declared by the Company’s Board of Directors, subject to any preferred dividend right of holders of any preference shares. Directors to be elected by shareholders require a simple majority of votes cast at a meeting at which a quorum is present. For all other matters, unless a different majority is required by law or the Company’s Bye-laws, resolutions to be approved by shareholders require approval by a simple majority of votes cast at a meeting at which a quorum is present.

Upon the Company’s liquidation, dissolution or winding up, shareholders will be entitled under Bermuda law to receive, ratably, its net assets available after the payment of all its debts and liabilities and any preference amount owed to any preference shareholders. The rights of shareholders, including the right to elect directors, are subject to the rights of any series of preference shares the Company may issue in the future.
Under the Company’s Bye-laws, annual meetings of shareholders will be held at a time and place selected by its Board of Directors each calendar year, but in no event shall any such meeting be held in Norway or the United Kingdom. Special meetings of shareholders may be called by its Board of Directors at any time and, pursuant to Bermuda law, special meetings must be called at the request of shareholders holding at least 10% of the Company’s paid-up share capital carrying the right to vote at general meetings. Under the Company’s Bye-laws, five days’ notice of an annual meeting or any special meeting must be given to each shareholder entitled to vote at that meeting. Under Bermuda law, accidental failure to give notice will not invalidate proceedings at a meeting. The Company’s Board of Directors may set a record date at any time before or after any date on which such notice is dispatched.
Special rights attaching to any class of the Company’s shares may be altered or abrogated with the consent in writing of not less than 75% of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy.
The Company’s Bye-laws do not prohibit a director from being a party to, or otherwise having an interest in, any transaction or arrangement with the Company or in which the Company is otherwise interested. The Company’s Bye-laws provide its Board of Directors the authority to exercise all of the powers of the Company to borrow money and to mortgage or charge all or any part of the Company’s property and assets as collateral security for any debt, liability or obligation. The Company’s directors are not required to retire because of their age, and the Company’s directors are not required to be holders of the Company’s common shares. The Company’s Board of Directors shall at all times comprise a majority of directors who are not resident in the United Kingdom. Directors serve for one-year terms, and shall serve until re-elected or until their successors are appointed at the next annual general meeting.
The Company’s Bye-laws provide that no director, alternate director, officer, person or member of a committee authorized under Bye-law 98, if any, resident representative, or his heirs, executors or administrators, which the Company refers to collectively as an indemnitee, is liable for the acts, receipts, neglects or defaults of any other such person or any person involved in the Company’s formation, or for any loss or expense incurred by the Company through the insufficiency or deficiency of title to any property acquired by the Company, or for the insufficiency or deficiency of any security in or upon which any of the Company’s monies shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment, omission, default or oversight on his part, or for any other loss, damage or misfortune whatsoever which shall happen in relation to the execution of his duties, or supposed duties, to the Company or otherwise in relation thereto. Each indemnitee will be indemnified and held harmless out of the Company’s funds to the fullest extent permitted by Bermuda law against all liabilities, loss, damage or expense (including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable) incurred or suffered by him as such director, alternate director, officer, committee member or resident representative in his reasonable belief that he has been so appointed or elected notwithstanding any defect in such appointment or election. In addition, each indemnitee shall be indemnified against all liabilities incurred in defending any proceedings, whether civil or criminal, in which judgment is given in such indemnitee’s favor, or in which he is acquitted. The Company is authorized to purchase insurance to cover any liability an indemnitee may incur under the indemnification provisions of the Company’s Bye-laws.

Authorized Capitalization

Under the Company’s amended Memorandum of Association, the Company’s authorized capital consists of $2,000,000, comprising 200,000,000 common shares, which may include related purchase rights for the Company’s common or preferred shares, having a par value of $0.01 each, of which 138,562,173 common shares are issued and outstanding as of the date of this prospectus.
Reconciliation of the Number of Common Shares Outstanding through April 28, 2023

Common shares outstanding at December 31, 2019	119,391,310
Number of common shares issued in connection with the 2020 DRIP and 2020 ATM Program	8,418,754
Common shares outstanding at December 31, 2020	127,810,064
Number of common shares issued in connection with the 2020 DRIP and 2020 ATM Program	10,741,323
Common shares outstanding at December 31, 2021	138,551,387
Number of common shares issued in connection with the Share Option Scheme	10,786
Common shares outstanding at December 31, 2022	138,562,173
Common shares outstanding at April 28, 2023	138,562,173

2020 DRIP and 2020 ATM Program

In April 2020, the Board of Directors authorized a renewal of our dividend reinvestment plan (the “2020 DRIP”) to facilitate investments by individual and institutional shareholders who wish to invest dividend payments received on shares owned, or other cash amounts, in the Company’s common shares on a regular or one time basis, or otherwise. On May 1, 2020, the Company filed a registration statement on Form F-3D (File No. 333-237970) to register the sale of up to 10,000,000 common shares pursuant to the DRIP. If certain waiver provisions in the DRIP are requested and granted pursuant to the terms of the plan, we may grant additional share sales to investors, from time to time, up to the amount registered under the plan.

In May 2020, we entered into an equity distribution agreement with BTIG LLC (“BTIG”) under which the Company may, from time to time, offer and sell new common shares up to $100.0 million through an at-the-market offering program (the “2020 ATM Program”). We had sold 11,388,275 of our common shares for an aggregate sales price of $91,252,246 under the 2020 ATM Program.
In the years ended December 31, 2020 and 2021, we issued 8,418,754 common shares and 10,741,323 common shares, respectively, pursuant to the 2020 DRIP under a separate registration statement (File No. 333-237970) and 2020 ATM Program under a separate registration statement (File No. 333-237971).
2022 DRIP and 2022 ATM Program

On April 12, 2022, the Board of Directors authorized a renewal of our dividend reinvestment plan (the “2022 DRIP”) to facilitate investments by individual and institutional shareholders who wish to invest dividend payments received on shares owned, or other cash amounts, in the Company’s common shares on a regular or one time basis, or otherwise. On April 15, 2022, the Company filed a registration statement on Form F-3D (File No. 333-264330) to register the sale of up to 10,000,000 common shares pursuant to the DRIP. If certain waiver provisions in the DRIP are requested and granted pursuant to the terms of the plan, we may grant additional share sales to investors, from time to time, up to the amount registered under the plan. No common shares have been sold under the 2022 DRIP.

On April 15, 2022, we entered into an amended and restated equity distribution agreement with BTIG under which the Company may, from time to time, offer and sell new common shares up to $100.0 million through an at-the-market offering program (the “2022 ATM Program”). No common shares have been sold under the 2022 ATM Program.

Share Option Scheme

In September 2022, we issued a total of 10,786 new common shares pursuant to our share option scheme (the “Share Option Scheme”) following the exercise of 85,500 share options. The weighted average exercise price of the options exercised was $8.87 per share and the total intrinsic value of the options exercised was $0.1 million.
Common Shares

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred shares, holders of common shares are entitled to receive, ratably, all dividends, if any, declared by our Board of Directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our common shares will be entitled to receive pro rata our remaining assets available for distribution. Holders of common shares do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common shares are subject to the rights of the holders of any preferred shares which we may issue in the future.
Preferred Shares

The material terms of any series of preferred shares that we may offer through a prospectus supplement will be described in that prospectus supplement. Our Board of Directors is authorized, subject to shareholder approval, to provide for the issuance of preferred shares in one or more series with designations as may be stated in the shareholder resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares is authorized, we will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. We could issue preferred shares which have voting, conversion and other rights that could adversely affect the holders of our common shares or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders.
Registrar and Transfer Agent

The registrar and transfer agent for our common shares is Computershare Trust Company, N.A.
Listing

Our common shares are listed on the NYSE under the symbol “SFL.”

DESCRIPTION OF DEBT SECURITIES

We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings”. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General

We expect that neither indenture will limit the amount of debt securities which may be issued. The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;

•	whether the debt securities will be our senior or subordinated securities;

•	whether the debt securities will be our secured or unsecured obligations;

•	the applicability and terms of any guarantees;

•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions, including discharge and defeasance;

•	if other than denominations of $2,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;

•	whether the debt securities will be issued in the form of global securities or certificates in registered form;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the debt securities; and

•	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in minimum denominations of $2,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.
Senior Debt Securities

We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt Securities

We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.
Covenants

Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	our ability to incur either secured or unsecured debt, or both;

•	our ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6)
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)
waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities; will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.

Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium at maturity;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded, annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually, after debt securities are issued under that indenture with the applicable trustee, a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee indemnity and security reasonably satisfactory to it. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants

We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., as DTC’s nominee.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between the Company and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above, as specified in the applicable prospectus supplement; or

•	currencies.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

•	the exercise price for the rights;

•	the number of rights issued to each shareholder;

•	the extent to which the rights are transferable;

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire;

•	the amount of rights outstanding;

•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by the Company in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see the section entitled “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units. We expect that such terms will include:

•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;

•	if applicable, a discussion of any material U.S. federal income tax considerations; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of our common shares by broker-dealers;

•	sell common shares short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus;

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares; or

•	a combination of the foregoing.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others, to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any of our shareholders may otherwise loan or pledge securities (which may be newly-issued or outstanding securities) to a financial institution or other third party that in turn may sell the securities short using this prospectus or on-lend the securities to third parties who may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Furthermore, we, our executive officers and our directors may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our common shares, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to the securities offered and sold by us under this Registration Statement.
If more than five percent (5%) or more of the net proceeds of any offering of common shares made under this prospectus will be received by a Financial Industry Regulatory Authority, or FINRA, member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

Commission registration fee	$	*

FINRA filing fee	$	**

NYSE supplemental listing fee	$	**

Blue sky fees and expenses	$	**

Printing and engraving expenses	$	**

Legal fees and expenses	$	**

Accounting fees and expenses	$	**

Transfer agent and registrar fees	$	**

Indenture trustee fees and expenses	$	**

Miscellaneous	$	**

Total	$	**

*
The registrant is registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

**	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by MJM Limited with respect to matters of Bermuda law and by Seward & Kissel LLP, New York, New York, with respect to matters of U.S. and New York law.
EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 20-F for the year ended December 31, 2022 and the effectiveness of our internal control over financial reporting as of December 31, 2022 have been audited by MSPC Certified Public Accountants and Advisors, A Professional Corporation (“MSPC”), an independent registered public accounting firm, as stated in their report, which is incorporated in this prospectus by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The address of MSPC is 546 5th Avenue, 6th Floor, New York, New York 10036.
In November 2022, MSPC, the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2022, notified the Company of its decision not to stand for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The Company’s audit committee has appointed Ernst & Young AS (“EY”) as the successor independent registered public accounting firm for the year ending December 31, 2023. The address of EY is Dronning Eufemias gate 6, 0191 Oslo, Postboks 1156 Sentrum, 0107 Oslo, Norway.
WHERE YOU CAN FIND ADDITIONAL INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings

We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the Commission’s website.

Further information about our company is available on our website at www.sflcorp.com. The information on our website does not constitute a part of, as is not incorporated by reference into, this prospectus.
Information Incorporated by Reference

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the

Commission prior to termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934:

•	The Company’s Report of Foreign Private Issuer on Form 6-K, filed with the Commission on March 16, 2023 and April 4, 2023;

•
The Company’s Annual Report on Form 20-F for the year ended December 31, 2022, filed with the Commission on March 16, 2023, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•	Form 8-A12B, filed with the Commission on May 26, 2004, registering the Company’s common shares under Section 12(b) of the Exchange Act, and any amendment filed thereto.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and current reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.
You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:

SFL Corporation Ltd.
Par la Ville Place, 4th Floor
14 Par la Ville Road
Hamilton HM 08, Bermuda
Tel: 1 800-715-6374
Email: ir@sflcorp.com
Attn: Investor Relations

Information Provided by the Company

We will furnish holders of our common shares with annual reports containing audited financial statements and a report by its independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NYSE, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.